                                                                       EXHIBIT 5
================================================================================


                              IRIDIUM OPERATING LLC

           ----------------------------------------------------------


                       SENIOR GUARANTEED CREDIT AGREEMENT

                                   dated as of

                                December 23, 1998

           ----------------------------------------------------------


                                  $750,000,000

           ----------------------------------------------------------


                            CHASE SECURITIES INC.
                                     and
                             BARCLAYS BANK PLC,
              as Global Lead Arrangers and Joint Book Managers

                          THE CHASE MANHATTAN BANK,
                           as Administrative Agent

                                     and

                             BARCLAYS BANK PLC,
                           as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                          Page
                                                                                          ----
Section 1.  Definitions and Accounting Matters...............................................1
        1.01  Certain Defined Terms..........................................................1
        1.02  Accounting Terms and Determinations...........................................14
        1.03  Classes and Types of Loans....................................................14

Section 2.  Commitments, Loans and Prepayments..............................................15
        2.01  Loans.........................................................................15
        2.02  Borrowings....................................................................15
        2.03  Changes of Commitments........................................................15
        2.04  Commitment Fee................................................................17
        2.05  Lending Offices...............................................................17
        2.06  Several Obligations; Remedies Independent.....................................17
        2.07  Evidence of Debt..............................................................17
        2.08  Prepayments and Conversions or Continuations of Loans.........................18

Section 3.  Payments of Principal and Interest..............................................19
        3.01  Repayment of Loans............................................................19
        3.02  Interest......................................................................19

Section 4.  Payments; Pro Rata Treatment; Computations; Etc.................................20
        4.01  Payments......................................................................20
        4.02  Pro Rata Treatment............................................................20
        4.03  Computations..................................................................21
        4.04  Minimum Amounts...............................................................21
        4.05  Certain Notices...............................................................21
        4.06  Non-Receipt of Funds by the Administrative Agent..............................22
        4.07  Sharing of Payments, Etc......................................................23

Section 5.  Yield Protection, Etc...........................................................24
        5.01  Additional Costs..............................................................24
        5.02  Limitation on Types of Loans..................................................26
        5.03  Illegality....................................................................26
        5.04  Treatment of Affected Loans...................................................26
        5.05  Compensation..................................................................27
        5.06  U.S. Taxes....................................................................28
        5.07  Replacement of Lenders........................................................29



                                      (i)

                                                                                          Page
                                                                                          ----
Section 6.  Conditions Precedent............................................................30
        6.01  Effectiveness.................................................................30
        6.02  Initial Loans.................................................................31
        6.03  Certain Revolving Loans.......................................................32

Section 7.  Representations and Warranties..................................................32
        7.01  Legal Existence...............................................................32
        7.02  Financial Condition...........................................................33
        7.03  Litigation....................................................................33
        7.04  No Breach.....................................................................33
        7.05  Action........................................................................33
        7.06  Approvals.....................................................................34
        7.07  Use of Credit.................................................................34
        7.08  ERISA.........................................................................34
        7.09  Taxes.........................................................................34
        7.10  Investment Company Act........................................................34
        7.11  Public Utility Holding Company Act............................................34
        7.12  Capitalization................................................................34
        7.13  Subsidiaries and Certain Investments..........................................35
        7.14  True and Complete Disclosure..................................................35
        7.15  Year 2000.....................................................................36

Section 8.  Covenants of the Company........................................................36
        8.01  Financial Statements, Etc.....................................................36
        8.02  Litigation....................................................................38
        8.03  Existence, Etc................................................................39
        8.04  Insurance.....................................................................39
        8.05  Prohibition of Fundamental Changes............................................40
        8.06  Limitation on Liens...........................................................40
        8.07  Indebtedness..................................................................41
        8.08  Investments...................................................................42
        8.09  Restricted Payments...........................................................42
        8.10  Lines of Business.............................................................43
        8.11  Transactions with Affiliates..................................................43
        8.12  Use of Proceeds...............................................................43
        8.13  Modifications of LLC Agreement................................................43

Section 9.  Events of Default...............................................................44

Section 10.  The Agents.....................................................................47
        10.01  Appointment, Powers and Immunities...........................................47
        10.03  Defaults.....................................................................48


                                      (ii)

                                                                                          Page
                                                                                          ----
        10.04  Rights as a Lender...........................................................48
        10.05  Indemnification..............................................................49
        10.06  Non-Reliance on the Agents and Other Lenders.................................49
        10.07  Failure to Act...............................................................49
        10.08  Resignation or Removal of the Agents.........................................49
        10.09  Modifications of the Motorola Guarantee Agreement............................50
        10.10  Documentation Agent and Global Lead Arrangers................................50

11.  Miscellaneous..........................................................................50
        11.01  Waiver.......................................................................50
        11.02  Notices......................................................................50
        11.03  Expenses, Etc................................................................51
        11.04  Amendments, Etc..............................................................52
        11.05  Successors and Assigns.......................................................53
        11.06  Assignments and Participations...............................................53
        11.07  Survival.....................................................................55
        11.08  Captions.....................................................................55
        11.09  Counterparts.................................................................55
        11.10  Governing Law; Submission to Jurisdiction....................................55
        11.11  Waiver of Jury Trial.........................................................56
        11.12  Treatment of Certain Information; Confidentiality............................56


                                    SCHEDULES

SCHEDULE I   -    Commitments
SCHEDULE II  -    Litigation
SCHEDULE III -    Subsidiaries and Investments
SCHEDULE IV  -    Indebtedness


                                    EXHIBITS

EXHIBIT A    -    Form of Motorola Guarantee Agreement
EXHIBIT B    -    Form of Opinion of Counsel to the Company
EXHIBIT C-1  -    Form of Opinion of Corporate Counsel to Motorola, Inc.
EXHIBIT C-2  -    Form of Opinion of Special New York Counsel to Motorola, Inc.
EXHIBIT D    -    Form of Opinion of Special New York Counsel to the Global Lead
                  Arrangers and the Agents
EXHIBIT E    -    Form of Assignment and Acceptance


                                     (iii)

               SENIOR GUARANTEED CREDIT AGREEMENT dated as of December 23, 1998, among:

               IRIDIUM OPERATING LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the "Company");

               each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto and each lender that becomes a "Lender" after the date hereof pursuant to Section 11.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders");

               CHASE SECURITIES INC. and BARCLAYS BANK PLC, each in its capacity as arranger in respect of this Agreement (each in such capacity, together with its successors in such capacity, a "Global Lead Arranger" and, collectively, the "Global Lead Arrangers");

               THE CHASE MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and

               BARCLAYS BANK PLC, as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the "Documentation Agent").

               The Company has requested that the Lenders make loans to it in an aggregate principal amount not exceeding $750,000,000 at any one time outstanding (as the same may be increased pursuant to Section 2.03(d) hereof) and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

               Section 1.  Definitions and Accounting Matters.

               1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

               "Administrative Questionnaire" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "Affiliate" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other equity interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or


                       Senior Guaranteed Credit Agreement
any of its Subsidiaries and (b) none of the Subsidiaries of the Company shall be Affiliates of the Company.

               "Agents" shall mean the Administrative Agent and the Documentation Agent.

               "Aggregate Projected Loan Amount" shall mean, as of the date of determination thereof, the sum of: (a) the aggregate principal amount of the Loans outstanding (including any Loans requested to be made) as of such date (less any prepayments made on such date); (b) accrued and unpaid interest on the Loans for the period to but excluding such date (less the amount of any interest payments made on such date); (c) accrued and unpaid commitment fees for the period to but excluding such date; (d) interest on the Loans outstanding (including any Loans requested to be made) on such date calculated (i) in the case of each Base Rate Loan, for the period from and including such date to but excluding the next succeeding Base Rate Continuation Date which is at least 30 days thereafter (assuming no change in the Base Rate during such period) and
(ii) in the case of each Eurodollar Loan, for the period from and including such date to but excluding the last day of the then current Interest Period for such Eurodollar Loan (or, in the case of any Eurodollar Loan requested to be made on such date, the Interest Period selected by the Company for such Loan); and (e) commitment fees calculated in accordance with Section 2.04 hereof on the aggregate unused amount of the Commitments (determined on and as of such date after giving effect to any Loans requested to be made on such date) for the period from and including such date to but excluding the next Quarterly Date which occurs at least 30 days after such date of determination. For avoidance of doubt, in calculating the Aggregate Projected Loan Amount at any time, any amount of principal of or interest on the Loans, or any other amount owing hereunder, theretofore paid by Motorola pursuant to Section 2 of the Motorola Guarantee Agreement shall continue to be reflected as outstanding and unpaid in such calculation.

               "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

               "Applicable Margin" shall mean 0.75% per annum.

               "Assignment and Acceptance" shall mean an Assignment and Acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.06(b) hereof) in the form of Exhibit E hereto or any other form approved by the Administrative Agent and the Company.

               "Average Life" shall mean, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (b) the sum of all such payments.



                       Senior Guaranteed Credit Agreement

               "Barclays Capital" shall mean Barclays Bank PLC.

               "Base Rate" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

               "Base Rate Continuation Date" shall mean, with respect to any Base Rate Loan, the date (if any) which is 30 days after the date such Base Rate Loan is made or Converted from a Eurodollar Loan or (in the event of an existing Base Rate Loan) the last day of the preceding 30-day period.

               "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

               "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

               "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

               "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

               "Chase" shall mean The Chase Manhattan Bank.

               "Class" shall have the meaning assigned to such term in Section
1.03 hereof.

               "Closing Date" shall mean the date (not later than December 31, 1998) upon which the conditions precedent to effectiveness specified in Section
6.01 hereof are satisfied or waived.

               "Commitment" shall mean a Revolving Commitment or a Term Commitment, or any combination thereof (as the context requires).

               "Company Default" shall mean any Event of Default under clauses
(a) through (e), (g) and (h) of Section 9 hereof (but, in the case of clauses
(g) and (h), only with respect to the



                       Senior Guaranteed Credit Agreement

Company or any Subsidiary of the Company which is subject to said clause (g) or
(h)) or any event which with notice or lapse of time or both would become such an Event of Default.

               "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 2.08 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

               "Convert", "Conversion" and "Converted" shall refer to a conversion pursuant to Section 2.08 hereof of one Type of Loan into another Type of Loan, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

               "Credit Documents" shall mean, collectively, this Agreement, the promissory notes (if any) issued hereunder and the Motorola Guarantee Agreement.

               "Credit Party" shall mean the Company or Motorola.

               "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

               "Dollars" and "$" shall mean lawful money of the United States of America.

               "Environmental Laws" shall mean any and all present and future U.S. Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

               "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of equity interests of any type or class of such Person.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

               "ERISA Affiliate" of any Person shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the U.S. Tax Code of which such Person is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the U.S. Tax Code and the lien created under
Section 302(f) of ERISA and Section 412(n) of the U.S. Tax Code, described in
Section 414(m) or (o) of the U.S. Tax Code of which such Person is a member.



                       Senior Guaranteed Credit Agreement

               "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent, from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the Eurodollar Base Rate with respect to such Eurodollar Loan for such Interest Period shall be the rate at which Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "Eurodollar Loans" shall mean Loans that bear interest at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this
Section 1.01.

               "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Loan for such Interest Period.

               "Events of Default" shall have the meaning assigned to such term in Section 9 hereof.

               "Existing Guaranteed Credit Agreement" shall mean the Credit Agreement dated as of August 21, 1996, among the Company (as transferee of Iridium LLC), the lenders party thereto, the Global Lead Arrangers, the Administrative Agent and the Documentation Agent, as amended by Amendment No. 1 thereto dated as of December 19, 1997 and in effect immediately prior to the Closing Date.

               "Existing Secured Credit Agreement" shall mean the Credit Agreement dated as of December 19, 1997, among the Company, the lenders party thereto, the Global Lead Arrangers, the Administrative Agent and the Documentation Agent.

               "Existing Senior Subordinated Notes" shall mean the Indebtedness of the Company (as transferee of Iridium LLC) in respect of the 14 1/2% Senior Subordinated Discount Notes due 2006 in an aggregate fully accreted principal amount at the maturity of $480,000,000.

               "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on



                       Senior Guaranteed Credit Agreement
such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Administrative Agent.

               "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

               "Governmental Approval" shall mean any permit, license, variance, certification, no-action letter, clearance, exemption or other approval issued or granted by any Governmental Authority.

               "Governmental Authority" shall mean any nation or government, any state, province, territory or other political subdivision thereof, any central bank or other equivalent entity and any other agency, body, department, bureau, authority, instrumentality or other entity exercising executive, legislative, judicial, regulatory, monetary, taxing or administrative functions of or pertaining to government.

               "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

               "Indebtedness" shall mean, for any Person, without duplication,
(a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business that are not overdue by more than 30 days or that are being contested in good faith), including without limitation any Vendor Financing, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty (excluding any ordinary trade credit), (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) all obligations, contingent or otherwise, of such Person to redeem mandatorily redeemable preferred stock. The



                       Senior Guaranteed Credit Agreement

Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall refer to the principal amount thereof or, in the case of Indebtedness issued at a discount, the accreted value thereof. In no event shall Indebtedness include any deposit, advance or similar arrangement in connection with the Iridium clearinghouse function (as described in Article IV of the Gateway Authorization Agreements between the investors party thereto and the Company).

               "Information Memorandum" shall mean the Confidential Information Memorandum dated November 1998 with respect to the credit facilities provided under this Agreement.

               "Initial Term Loan Amount" shall mean, with respect to each Term Lender, the amount set forth opposite the name of such Term Lender under the caption "Initial Term Loan Amount" on Schedule 1 hereto.

               "Interest Period" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third, sixth or (with the consent of each Lender) ninth or twelfth calendar month thereafter, as the Company may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period with respect to a Revolving Loan would otherwise end after the Revolving Commitment Termination Date, such Interest Period shall end on the Revolving Commitment Termination Date; (ii) if any Interest Period with respect to a Term Loan would otherwise end after the Term Loan Maturity Date, such Interest Period shall end on the Term Loan Maturity Date; (iii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Interest Period shall not be available hereunder.

               "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest rate risks either generally or under specific contingencies.

               "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of bonds, notes, debentures, equity interests of any type or class or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time



                       Senior Guaranteed Credit Agreement
when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such deposit, advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory, services or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

               "Iridium Business" shall mean the designing, development, acquisition, construction, manufacture, installation, leasing, licensing, testing, completion, delivery, acceptance, activation, operation, maintenance, restoration, improvement, use and ownership of the Iridium System, the financing thereof (whether through the issuance of debt or equity securities or otherwise) and all systems, property, business, activities and services of the Company and its Subsidiaries related thereto or to any Related Business.

               "Iridium LLC" shall mean Iridium LLC, a Delaware limited liability company.

               "Iridium System" shall mean the IRIDIUM(R) global wireless communications system described in the Information Memorandum.

               "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

               "LLC Agreement" shall mean the Limited Liability Company Agreement of the Company entered into by Iridium LLC as the sole member of the Company, dated as of December 18, 1997, pursuant to which the Company is organized, as amended and in effect on the date hereof and as the same shall, subject to Section 8.13 hereof, hereafter be amended and otherwise modified and in effect from time to time.

               "Loans" shall mean, collectively, the Revolving Loans and the Term Loans.

               "Majority Lenders" shall mean, at any time, Lenders having more than 50% of the sum (determined without duplication) of (a) the aggregate unused amount, if any, of the Commitments at such time plus (b) the aggregate outstanding principal amount of the Loans at such time.

               "Majority Revolving Lenders" shall mean, at any time, Revolving Lenders having more than 50% of the sum (determined without duplication) of (a) the aggregate unused amount, if any, of the Revolving Commitments at such time plus (b) the aggregate outstanding principal amount of the Revolving Loans at such time.


                       Senior Guaranteed Credit Agreement

               "Majority Term Lenders" shall mean, at any time, Term Lenders having more than 50% of the sum (determined without duplication) of (a) the aggregate unused amount, if any, of the Term Commitments at such time plus (b) the aggregate outstanding principal amount of the Term Loans at such time.

               "Margin Stock" shall mean "margin stock" within the meaning of Regulations T, U and X.

               "Material Adverse Effect" shall mean a material adverse effect on
(a) the financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability against the Company or Motorola of any of the Credit Documents if, in the case of any of the foregoing, it could reasonably be likely to have an adverse effect on the likelihood of the payment of the principal of or interest on the Loans or other amounts payable in connection therewith, taking into account the Motorola Guarantee Agreement.

               "Maximum Available Loan Amount" shall mean, as of the date of determination thereof, an amount (rounded downward to the nearest $1,000,000) equal to 99-1/3% of the sum of (a) the aggregate unused amount, if any, of the Commitments as of such date plus (b) the aggregate outstanding principal amount of the Loans as of such date.

               "Moody's" shall mean Moody's Investors Service, Inc. (or any successor to the rating business thereof).

               "Motorola" shall mean Motorola, Inc., a Delaware corporation.

               "Motorola Default" shall mean any Event of Default under clauses
(f) through (n) of Section 9 hereof (but, in the case of clauses (g) and (h), only with respect to Motorola or any of the Motorola Domestic Subsidiaries) or any event which with notice or lapse of time or both would become such an Event of Default.

               "Motorola Domestic Subsidiaries" shall have the meaning assigned to such term in the Motorola Guarantee Agreement.

               "Motorola Guarantee Agreement" shall mean the Guarantee Agreement dated as of the date hereof substantially in the form of Exhibit A hereto between Motorola and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

               "Motorola's Net Worth" shall have the meaning assigned to such term in Section 9(k) hereof.

               "Multiemployer Plan" of any Person shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by such Person or any ERISA Affiliate of such Person and that is covered by Title IV of ERISA.

               "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.


                       Senior Guaranteed Credit Agreement

               "Permitted Investments" shall mean:

               (a) direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and which have a remaining Average Life of not more than 365 days from the date of acquisition thereof;

               (b) investments in commercial paper maturing not more than 270 days after the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least P-1 from S&P or A-1 from Moody's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act of 1933, as amended));

               (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than 270 days after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank or trust company organized under the laws of the United States of America or any State thereof or any other country which is a member of the Organization for Economic Cooperation and Development, in each case which has a combined capital, surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above));

               (d) repurchase obligations with a term of not more than 7 days for securities described in clause (a) of this definition and entered into with a financial institution which has a combined capital, surplus and undivided profits of not less than $500,000,000 or its equivalent in foreign currency, and whose debt is rated at least A- by S&P or A-3 by Moody's (or such similar equivalent rating by a "nationally recognized statistical rating organization" (as defined above));

               (e) Interest Rate Protection Agreements entered into by the Company with one or more counterparties to protect itself from fluctuations in floating interest rates with respect to Indebtedness hereunder and other Indebtedness permitted pursuant to Section 8.07 hereof;

               (f) required deposits under the Secured Credit Agreement or any of the Security Documents referred to therein; and

               (g) any mutual or similar fund investing exclusively in Permitted Investments of the type described in clauses (a), (b), (c) and/or (d) above.

               "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority.


                       Senior Guaranteed Credit Agreement

               "Plan" of any Person shall mean an employee benefit or other plan established or maintained by such Person or any ERISA Affiliate of such Person and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

               "Post-Default Rate" shall mean a rate per annum equal to 2% plus the Base Rate as in effect from time to time, provided that, with respect to principal of a Eurodollar Loan that shall become due (whether at stated maturity, by acceleration, by prepayment or otherwise) on a day other than the last day of the Interest Period therefor, the "Post-Default Rate" shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 2% plus the interest rate for such Loan as provided in
Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition.

               "Prime Rate" shall mean the rate of interest from time to time announced by Chase at its principal office in New York, New York as its prime commercial lending rate.

               "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

               "Quarterly Dates" shall mean the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

               "Regulations A, D, T, U and X" shall mean, respectively, Regulations A, D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

               "Regulatory Change" shall mean, with respect to any Lender, any change after the date hereof in U.S. Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks or other institutions including such Lender of or under any U.S. Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or Governmental Authority charged with the interpretation or administration thereof.

               "Related Business" shall mean the business of developing, owning, engaging in and dealing with all or any part of the business of the provision of telecommunications services and businesses and (a) reasonably related extensions thereof, including but not limited to the manufacture, purchase, ownership, operation, leasing, licensing, financing and selling of, and generally dealing in or with, communications satellites, earth stations, gateways, ground infrastructure and subscriber equipment, used or intended for use with telecommunications services and businesses and (b) any other activities that are reasonably related to the provision of telecommunications services and businesses.

               "Reserve Requirement" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in


                       Senior Guaranteed Credit Agreement

Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

               "Reserved Term Commitment" shall mean $5,000,000 (as the same may be increased pursuant to Section 2.03(d) hereof); provided that on the Term Loan Maturity Date the Reserved Term Commitment shall be automatically reduced to zero.

               "Restricted Payment" shall mean (a) distributions of the Company (in cash, Property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any membership or other equity interest in the Company or of any warrants, options or other rights to acquire any such membership or equity interest (or to make any payments to any Person where the amount thereof is calculated with reference to fair market or equity value of the Company or any Subsidiary), but excluding any dividend payable solely in equity interests of the Company, and (b) payments in respect of the Existing Senior Subordinated Notes.

               "Revolving Commitment" shall mean, as to each Revolving Lender, the obligation of such Revolving Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Revolving Lender under the caption "Revolving Commitments" on Schedule I hereto or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 11.06(b) hereof, as specified in the respective Assignment and Acceptance or other instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.03 hereof).

               "Revolving Commitment Termination Date" shall mean December 31, 2001.

               "Revolving Lender" shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender holding Revolving Loans.

               "Revolving Loans" shall mean the loans provided for in Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. (or any successor to the rating business thereof).

               "Secured Credit Agreement" shall mean the Senior Secured Credit Agreement dated as of the date hereof, among the Company, the lenders party thereto, the Global Lead Arrangers, the Administrative Agent and the Documentation Agent providing for loans in an aggregate principal amount not to exceed $800,000,000, as the same shall be modified and supplemented and in effect from time to time.


                       Senior Guaranteed Credit Agreement

               "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other equity interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, in no event shall Iridium LLC be a Subsidiary of Motorola.

               "Term Commitment" shall mean, with respect to each Term Lender, the amount set forth opposite the name of such Term Lender under the caption "Term Commitments" on Schedule I hereto or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 11.06(b) hereof or in connection with an increase in the Term Commitments pursuant to Section 2.03(d) hereof, as specified in the respective Assignment and Acceptance, other instrument of assignment or other agreement pursuant to which such assignment or such increase is effected (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.03 hereof).

               "Term Lender" shall mean a Lender with a Term Commitment or, if the Term Commitments have terminated or expired, a Lender holding a Term Loan.

               "Term Loan Maturity Date" shall mean December 29, 2000.

               "Term Loans" shall mean the loans provided for in Sections 2.01(b) and 2.03(d)(iii) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

               "Type" shall have the meaning assigned to such term in Section
1.03 hereof.

               "U.S. Bankruptcy Code" shall mean the United States Federal Bankruptcy Code of 1978, as amended from time to time.

               "U.S. Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               "Vendor Financing" shall mean any financing, deferral of payment for more than 120 days or similar arrangement provided by any supplier or manufacturer of goods, property or services to the Company or any of its Subsidiaries in respect of the goods, property or services provided by such supplier or manufacturer in connection with the Iridium Business.

               "Wholly Owned Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the equity interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.


                       Senior Guaranteed Credit Agreement

               1.02  Accounting Terms and Determinations.

               (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall (unless otherwise disclosed to the Administrative Agent or the Lenders in writing at the time of delivery thereof in the manner described in paragraph (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent or the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in
Section 7.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Administrative Agent or the Lenders pursuant to Section 8.01 hereof (or, prior to the delivery of the first financial statements under Section 8.01 hereof, used in the preparation of the audited financial statements as at December 31, 1997 referred to in Section
7.02 hereof) unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or
(ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in Section 7.02 hereof).

               (b) The Company shall deliver to the Administrative Agent (for distribution to the Lenders) at the same time as the delivery of any annual or quarterly financial statement under Section 8.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               (c) The Company will not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

               1.03 Classes and Types of Loans. Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan or Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by Class and Type.



                       Senior Guaranteed Credit Agreement

               Section 2.  Commitments, Loans and Prepayments.

               2.01 Loans.

               (a) Revolving Loans. Each Revolving Lender severally agrees, on the terms and conditions of this Agreement, to make Revolving Loans to the Company in Dollars during the period from and including the Closing Date to but not including the Revolving Commitment Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Revolving Commitment of such Lender as in effect from time to time. Subject to the terms and conditions of this Agreement (including, without limitation, paragraph (c) below), during such period the Company may borrow, repay and reborrow the amount of the Revolving Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Loans of one Type into Revolving Loans of another Type (as provided in Section 2.08 hereof) or Continue Revolving Loans of one Type as Revolving Loans of the same Type (as provided in Section 2.08 hereof).

               (b) Term Loans. Each Term Lender severally agrees, on the terms and conditions of this Agreement, to make a single Term Loan to the Company in Dollars on the Closing Date in a principal amount equal to the Initial Term Loan Amount of such Lender. Subject to the terms and conditions of this Agreement (including, without limitation, paragraph (c) below), the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section
2.08 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section 2.08 hereof). Once prepaid, a Term Loan may not be reborrowed.

               (c) Certain Limitations. Anything herein to the contrary notwithstanding, (i) no more than ten separate Interest Periods in respect of Eurodollar Loans of all Classes may be outstanding at any one time and (ii) the Loans made on the Closing Date shall be Base Rate Loans.

               2.02 Borrowings. The Company shall give the Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at an account in New York, New York specified by the Administrative Agent, in immediately available funds, for account of the Company. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company and maintained with Chase in New York, New York.

               2.03  Changes of Commitments.

               (a) The aggregate amount of the Revolving Commitments shall be automatically reduced to zero on the Revolving Commitment Termination Date. The aggregate amount of the Term Commitments shall be automatically reduced to the Reserved Term Commitment at 5:00 p.m., New York City time, on the Closing Date and to zero on the Term Loan Maturity Date. The aggregate amount of the Term Commitments may be increased pursuant to paragraph (d) of this Section 2.03.


                       Senior Guaranteed Credit Agreement

               (b) The Company shall have the right at any time or from time to time (i) so long as no Revolving Loans are outstanding, to terminate the Revolving Commitments and (ii) to reduce the aggregate unused amount of the Revolving Commitments; provided that (x) the Company shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $25,000,000 (or a larger multiple of $1,000,000).

               (c) The Commitments of any Class once terminated or reduced may not be reinstated.

               (d) (i) The Company shall have the right, with the consent of the Administrative Agent and Motorola, at any time to increase the aggregate amount of the Term Commitments as in effect on the date hereof by an amount not exceeding $750,000,000 by (a) adding to this Agreement (pursuant to one or more joinder agreements in form and substance reasonably satisfactory to the Administrative Agent) one or more lenders with a Term Commitment or Term Commitments of up to the amount (or aggregate amount) of such increase (which lender or lenders shall thereupon become "Term Lenders" hereunder) and/or (b) enabling any Term Lender or Term Lenders to increase its (or their) Term Commitment (or Term Commitments) up to the amount of any such increase (provided that in no event shall any Term Lender's Term Commitment be increased without the prior consent of such Term Lender). The Company shall not be permitted to increase the Term Commitments more than three times under this Section 2.03(d). Each such increase in the Term Commitments shall be in a minimum amount at least equal to $50,000,000 (or a larger multiple of $5,000,000).

               (ii) The increase in Term Commitments and the obligation of each relevant Term Lender to make a Term Loan pursuant to this Section 2.03(d) are subject to the conditions precedent that: (w) the Company shall have given the Administrative Agent notice of such increase at least 3 Business Days prior to the proposed date of such increase (the "Increased Term Commitment Date"); (x) both immediately prior to the making of such Term Loan or Term Loans and also giving effect thereto and the intended use thereof, each of the conditions set forth in clauses (a) through (e) of Section 6.03 hereof shall be satisfied; (y) such increase in Term Commitments and the making of such Term Loan or Term Loans would not result in any one Lender having more than 20% of the sum (determined without duplication) of the aggregate unused amount of the Commitments plus the aggregate outstanding principal amount of the Loans; and (z) the Agents shall have received the following documents, each of which shall be reasonably satisfactory to the Agents (or, to the extent specified herein, the Term Lenders making such Term Loan(s)): (A) an amendment to the Motorola Guarantee Agreement that increases the liability of Motorola thereunder by an amount at least equal to the amount of the increase in the Term Commitments, duly executed and delivered by Motorola and the Administrative Agent; (B) a certificate of a senior officer of the Company, dated the Increased Term Commitment Date, to the effect set forth in clauses (a), (b) and (e) of
        Section 6.03 hereof; (C) a certificate of a senior officer of Motorola, dated the Increased Term Commitment Date, to the effect set forth in clauses (c) and (d) of Section 6.03 hereof; and (D) for each of the Company and Motorola, such proof of corporate or other

                       Senior Guaranteed Credit Agreement
        authority, legal opinions and other documents as the Agents or any relevant Term Lender may reasonably request; provided that the conditions precedent set forth in this clause (ii) (other than in clauses (y) and (z)(A)) may, with respect to any such Term Loan, be waived by the Term Lender making such Term Loan without the consent of the Agents or any other Lender.

               (iii) On the Increased Term Commitment Date, (a) each relevant Term Lender shall, on the terms and subject to the conditions of this Agreement, make a single Term Loan to the Company in an amount equal to 99-1/3% of the amount of such Term Lender's Term Commitment (or the amount of the increase in such Term Lender's Term Commitment) as agreed under clause (i) above and (b) the Reserved Term Commitment shall be increased by an amount equal to 2/3 of 1% of the amount by which the aggregate amount of the Term Commitments is increased on such date.

               2.04 Commitment Fee. The Company shall pay to the Administrative Agent for account of each Lender a commitment fee at a rate per annum equal to 0.25%, (a) in the case of the Revolving Commitments, on the daily average unused amount of such Lender's Revolving Commitment, for the period from and including the Closing Date to but not including the earlier of the date such Revolving Commitment is terminated and the Revolving Commitment Termination Date, and (b) in the case of the Term Commitments, on the daily average unused amount of such Lender's Term Commitments for the period from and including the Closing Date to but not including the earlier of the date such Term Commitment is terminated and the Term Loan Maturity Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Revolving Commitment Termination Date.

               2.05 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

               2.06 Several Obligations; Remedies Independent. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to either Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender or any Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

               2.07  Evidence of Debt.

               (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.



                       Senior Guaranteed Credit Agreement

               (b) The Administrative Agent shall maintain accounts in which it shall record (i) the name of the Company and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent from the Company hereunder for the account of the Lenders and each Lender's share thereof.

               (c) The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.07 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Company to repay its Loans in accordance with the terms of this Agreement.

               (d) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Company. Thereafter, the Loans of the Company evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.06 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               2.08  Prepayments and Conversions or Continuations of Loans.

               (a) Subject to Section 4.04 hereof, the Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (i) the Company shall give the Administrative Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder), which notice shall, in the case of each Conversion or Continuation, be accompanied by the certificate specified in said Section 4.05; and (ii) any prepayment of or Conversion of any Eurodollar Loan on a day other than the last day of an Interest Period for such Loan shall be subject to Section 5.05 hereof. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 9 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

               (b) In the event that (i) on the date of any borrowing, Conversion or Continuation (after giving effect thereto) or on any Base Rate Continuation Date the Aggregate Projected Loan Amount determined as of such date shall exceed the Maximum Available Loan Amount and (ii) such Aggregate Projected Loan Amount shall not be reduced to or below the Maximum Available Loan Amount within three Business Days after such date, the Company shall immediately prepay in full all of the Loans, together with accrued interest thereon and all other


                       Senior Guaranteed Credit Agreement
amounts payable by the Company hereunder and the Commitments shall automatically be terminated. If at any time the Administrative Agent shall have actual knowledge that the Aggregate Projected Loan Amount at such time exceeds the Maximum Available Loan Amount, the Administrative Agent shall promptly give the Company notice thereof (provided that the Administrative Agent shall not be required to ascertain or inquire as to whether the Aggregate Projected Loan Amount at any time exceeds the Maximum Available Loan Amount and shall have no liability whatsoever to the Company, Motorola or any Lender if the Aggregate Projected Loan Amount exceeds the Maximum Available Loan Amount).

               Section 3.  Payments of Principal and Interest.

               3.01 Repayment of Loans.

               (a) The Company hereby promises to pay to the Administrative Agent for account of each Revolving Lender the entire outstanding principal amount of such Lender's Revolving Loans, and each Revolving Loan shall mature, on the Revolving Commitment Termination Date.

               (b) The Company hereby promises to pay to the Administrative Agent for account of each Term Lender the entire outstanding principal amount of such Lender's Term Loans, and each Term Loan shall mature, on the Term Loan Maturity Date.

               3.02 Interest. The Company hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

               (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time); and

               (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender and on any other amount payable by the Company hereunder to or for account of such Lender, that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate on any past due amount shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or



                       Senior Guaranteed Credit Agreement
any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company.

               Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

               4.01 Payments.

               (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement shall be made to the Administrative Agent at an account in New York, New York specified by the Administrative Agent in Dollars, in immediately available funds, without deduction, set-off or counterclaim, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

               (b) Any Lender for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to the Company and the Administrative Agent).

               (c) The Company shall, at the time of making each payment under this Agreement for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

               (d) Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

               (e) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

               4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 hereof shall be made from the relevant Lenders, each payment of commitment fee under Section 2.04 hereof in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.03 hereof shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in
Section 5.04 hereof, Eurodollar Loans of a particular Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the


                       Senior Guaranteed Credit Agreement
making of Loans of such Class) or their respective Loans of such Class (in the case of Conversions and Continuations of Loans of such Class); (c) each payment or prepayment of principal of Loans of a particular Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and
(d) each payment of interest on Loans of a particular Class by the Company shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

               4.03 Computations. Interest on Eurodollar Loans and commitment fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

               4.04 Minimum Amounts. Except for Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion, Continuation and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $10,000,000 or a larger multiple of $1,000,000 (borrowings, Conversions, Continuations or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans of a particular Class having the same Interest Period shall be in an amount at least equal to $10,000,000 or a larger multiple of $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

               4.05 Certain Notices. Notices by the Company to the Administrative Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans and of Classes and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 10:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                            Number of Business
                    Notice                                      Days Prior
                    ------                                  ------------------

               Termination or reduction of                           3
               Commitments
               Borrowing or prepayment of, or
               Conversions into, Base Rate Loans                  same day

                       Senior Guaranteed Credit Agreement

              Borrowing or prepayment of,                            3
              Conversions into, Continuations as,
              or duration of Interest Period for,
              Eurodollar Loans


Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day), and each such notice of borrowing, Conversion or Continuation, as the case may be, shall be accompanied by a certificate of the Company setting forth in reasonable detail the calculation of the Aggregate Projected Loan Amount as of the date of such borrowing, Conversion or Continuation, as the case may be. Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the Lenders of the contents of each notice referred to in this Section 4.05. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. In addition, not later than 10:00 a.m. New York time on each Base Rate Continuation Date the Company shall deliver to the Administrative Agent a certificate of the Company setting forth in reasonable detail the calculation of the Aggregate Projected Loan Amount as of such date.

               4.06 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, provided that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the


                       Senior Guaranteed Credit Agreement

Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Company to the Lenders, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Company under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Company under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment; and

               (ii) if the Required Payment shall represent proceeds of a Loan to be made by a Lender to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 3.02 hereof is applicable to the Type of such Loan, it being understood that the return by the Company of the Required Payment to the Administrative Agent shall not limit any claim the Company may have against the Payor in respect of such Required Payment.

               4.07  Sharing of Payments, Etc.

               (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to the Company), in which case it shall promptly notify the Company and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

               (b) If any Lender shall obtain from the Company payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Credit Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by the Company to such Lender than the percentage received by any other relevant Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid


                       Senior Guaranteed Credit Agreement
principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

               (c) The Company agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation (and the Company's obligations will be reduced accordingly).

               (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

               Section 5.  Yield Protection, Etc.

               5.01  Additional Costs.

               (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation, resulting from any Regulatory Change that:

               (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or change the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans (excluding changes in the taxation of the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office), provided that this Section 5.01(a)(i) shall not apply to any amounts excluded pursuant to the proviso to Section 5.06(a) hereof; or

               (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or


                       Senior Guaranteed Credit Agreement

               (iii) imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or Governmental Authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any Governmental Authority implementing at the national level the Basle Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

               (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this
Section 5.01. Determinations and allocations by any Lender for purposes of this
Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph
(b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in


                       Senior Guaranteed Credit Agreement
respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

               5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

               (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in
        Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

               (b) if the related Loans are Revolving Loans, the Majority Revolving Lenders or, if the related Loans are Term Loans, the Majority Term Lenders determine, which determination shall be conclusive, and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.08 hereof.

               5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

               5.04 Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion resulting from a circumstance described in Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Administrative Agent) and, unless and until such Lender gives


                       Senior Guaranteed Credit Agreement
notice as provided below that the circumstances specified in Section 5.01 or
5.03 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

               If such Lender gives notice to the Company with a copy to the Administrative Agent that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Base Rate and Eurodollar Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

               5.05 Compensation. The Company shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss (other than lost profit), cost or expense that such Lender reasonably determines is attributable to:

               (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9 hereof) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
        Section 6 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof, or any failure to prepay, Convert or Continue any Eurodollar Loan on the date specified in any notice delivered hereunder.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (but excluding the Applicable


                       Senior Guaranteed Credit Agreement

Margin, if any) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service).

               5.06  U.S. Taxes.

               (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

               (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 11.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either (x) entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans) or (y) in the case of a Lender not treated as a bank for regulatory, tax or other legal purposes in any jurisdiction that is not
        (1) a shareholder of the Company or a controlled foreign corporation related to the Company for purposes of section 881(c)(3) of the U.S. Tax Code or (2) a conduit entity within the meaning of United States Treasury Regulations section 1.881-3, entitled to submit a Form W-8 (relating to such Lender and entitling it to an exemption from United States backup withholding tax); or

               (ii) to any U.S. Taxes to the extent imposed by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to reduction of or relief or exemption from such U.S. Taxes.

For the purposes of this Section 5.06(a), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income,
(B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, other than Excluded Taxes, (C) "Form 1001" shall mean Form 1001 (Ownership,


                       Senior Guaranteed Credit Agreement
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                                     - 29 -


Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (D) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), (E) "Form W-8" shall mean Internal Revenue Service Form W-8 and
(F) "Excluded Taxes" shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income or (b) any branch profits taxes. Each of the Forms referred to in the foregoing clauses (C), (D) and (E) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

               (b) Within 30 days after paying any amount to the Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

               5.07 Replacement of Lenders. If any Lender requests compensation pursuant to Section 5.01 or 5.06 hereof, or any Lender's obligation to make or Continue, or to Convert Loans of any Class and of any Type into, the other Type of Loan of such Class shall be suspended pursuant to Section 5.01 or 5.03 hereof (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a "Requesting Lender"), the Company, upon three Business Days' notice, may, at its sole expense, require that such Requesting Lender transfer all of its right, title and interest under this Agreement to any bank or other financial institution (a "Proposed Lender") identified by the Company that is satisfactory to the Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender's Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender's Loans, together with interest accrued thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts payable hereunder to such Requesting Lender on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 5 hereof as if all of such Requesting Lender's Loans were being prepaid in full on such date) and
(ii) if such Requesting Lender has requested compensation pursuant to Section
5.01 or 5.06 hereof, such Proposed Lender's aggregate requested compensation, if any, pursuant to said Section 5.01 or 5.06 with respect to such Requesting Lender's Loans is lower than that of the Requesting Lender. Subject to the provisions of Section 11.06(b) hereof, such Proposed Lender shall be a "Lender" for all purposes hereunder. Without prejudice to the survival of any other agreement of the Company hereunder the agreements of the Company contained in Sections 5.01, 5.06 and 11.03 hereof (without duplication of any payments made to such Requesting Lender by the Company or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 5.07 with respect to the time prior to such replacement.



                       Senior Guaranteed Credit Agreement

               Section 6.  Conditions Precedent.

               6.01 Effectiveness. The effectiveness of this Agreement and the obligation of each Lender to make its initial Loan or Loans in accordance with
Section 2.01 are subject to the conditions precedent that the Agents shall have received on or before the Closing Date the following documents, each of which shall be satisfactory to the Agents (and to the extent specified below, to the Lenders) in form and substance:

               (a) Charter Documents. Certified copies of the LLC Agreement and of the certificate of incorporation and by-laws of Motorola, and of all corporate or other authority for each Credit Party (including, without limitation, board of directors resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Credit Documents to which each Credit Party is intended to be a party and each other document to be delivered by such Credit Party from time to time in connection herewith or therewith and the Loans hereunder (and each Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from the respective Credit Party to the contrary).

               (b) Motorola Guarantee Agreement. The Motorola Guarantee Agreement, duly executed and delivered by Motorola and the Administrative Agent.

               (c) Company Officer's Certificate. A certificate of a senior officer of the Company, dated the Closing Date, to the effect that:

                      (i) no Company Default shall have occurred and be continuing; and

                      (ii) the representations and warranties made by the
               Company in Section 7 hereof shall be true and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

               (d) Motorola Officer's Certificate. A certificate of a senior officer of Motorola, dated the Closing Date, to the effect that:

                      (i) no Motorola Default shall have occurred and be continuing; and

                      (ii) the representations and warranties made by Motorola
               in Section 3 of the Motorola Guarantee Agreement shall be true and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

               (e) Opinion of Counsel to the Company. An opinion, dated the Closing Date, of Sullivan & Cromwell, counsel to the Company, substantially in the form of Exhibit B hereto and covering such other matters as any Agent or any Lender may reasonably


                       Senior Guaranteed Credit Agreement
        request (and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Agents).

               (f) Opinions of Counsel to Motorola. (i) An opinion, dated the Closing Date, of in-house counsel to Motorola and (ii) an opinion, dated the Closing Date, of Kirkland & Ellis, special New York counsel to Motorola, substantially in the forms of Exhibits C-1 and C-2 hereto, respectively, and covering such other matters as any Agent or any Lender may reasonably request (and Motorola hereby instructs such counsel to deliver such opinions to the Lenders and the Agents).

               (g) Opinion of Special New York Counsel to Global Lead Arrangers and the Agents. An opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents, substantially in the form of Exhibit D hereto (and the Global Lead Arrangers and the Agents hereby instruct such counsel to deliver such opinion to the Lenders and the Agents).

               (h) Repayment of Existing Guaranteed Credit Agreement. Evidence that the principal of and interest on all loans outstanding under, and all other amounts owing under or in respect of, the Existing Guaranteed Credit Agreement shall have been (or shall be simultaneously) paid in full, and the commitments thereunder shall have been terminated.

               (i) Other Documents. Such other documents as any Agent or any Lender or special New York counsel to the Global Lead Arrangers may reasonably request.

The effectiveness of this Agreement is also subject to the payment by the Company of such fees and expenses as the Company shall have agreed to pay or deliver to the Global Lead Arrangers, any Lender and/or any Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

               6.02 Initial Loans. The obligation of each Lender to make its initial Loan or Loans to the Company on the Closing Date is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

               (a) no Company Default shall have occurred and be continuing;

               (b) the representations and warranties made by the Company in
        Section 7 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

               (c) no Motorola Default shall have occurred and be continuing;


                       Senior Guaranteed Credit Agreement

               (d) the representations and warranties made by Motorola in
        Section 3 of the Motorola Guarantee Agreement shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

               (e) the Aggregate Projected Loan Amount, determined as of such borrowing date (after giving effect to such borrowing), shall not exceed the Maximum Available Loan Amount.

               6.03 Certain Revolving Loans. The obligation of each Revolving Lender to make its Revolving Loans after the Closing Date is subject to the conditions precedent that, both immediately prior to the making of each such Revolving Loan and also after giving effect thereto and to the intended use thereof:

               (a) no Event of Default under clauses (a), (g) or (h) of Section 9 hereof with respect to the Company or any Subsidiary of the Company shall have occurred and be continuing;

               (b) the representations and warranties made by the Company in Sections 7.01 (with respect to the valid existence and requisite power of the Company only), 7.04, 7.05, 7.06 and 7.07 hereof shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date;

               (c) no Motorola Default shall have occurred and be continuing;

               (d) the representations and warranties made by Motorola in
        Section 3 of the Motorola Guarantee Agreement shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

               (e) the Aggregate Projected Loan Amount, determined as of such borrowing date (after giving effect to such borrowing), shall not exceed the Maximum Available Loan Amount.

Each notice of borrowing by the Company hereunder shall constitute a certification (i) by the Company to the effect set forth in clauses (a), (b) and
(e) above and (ii) by Motorola to the effect set forth in clauses (c) and (d) above (in each case, both as of the date of such notice and, unless the Company or Motorola, respectively, otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing).

               Section 7. Representations and Warranties. The Company represents and warrants to the Agents and the Lenders that:

               7.01 Legal Existence. Each of the Company and its Subsidiaries:
(a) is a limited liability company, corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate


                       Senior Guaranteed Credit Agreement
or other power, and has all material Governmental Approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted with such exceptions as could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

               7.02 Financial Condition. The Company has heretofore furnished to each of the Lenders the consolidated balance sheet of the Company as at December 31, 1997 and the related statements of consolidated income, retained earnings and cash flows of the Company for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick LLP, and the unaudited consolidated balance sheet of the Company as at September 30, 1998 and the related statements of consolidated income, retained earnings and cash flows of the Company for the nine-month period ended on such date. All such financial statements present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiaries, as at said dates and the results of its operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at September 30, 1998, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Since December 31, 1997, except as disclosed in the Information Memorandum, there has been no material adverse change in the financial condition, operations or business of the Company and its Subsidiaries, taken as a whole, from that set forth in said financial statements as at said date, except such as could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

               7.03 Litigation. Except as set forth in Schedule II hereto, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that could reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.

               7.04 No Breach. None of the execution and delivery of the Credit Documents to which it is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent (other than any consent which has been obtained and is in full force and effect) under, the LLC Agreement, or any material provision of any applicable law or regulation or any order, writ, injunction or decree of any court or Governmental Authority, or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument (other than any Liens in favor of Motorola).

               7.05 Action. The Company has all necessary power, authority and legal right to execute, deliver and perform its obligations under each of the Credit Documents to which it is a party; the execution, delivery and performance by the Company of each of the Credit Documents to which it is a party have been duly authorized by all necessary action on its part (including,


                       Senior Guaranteed Credit Agreement
without limitation, any required member or shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

               7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Company of any of the Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

               7.07 Use of Credit. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

               7.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, of the Company is in material compliance with, and has been administered in material compliance with, the applicable provisions of ERISA, the U.S. Tax Code and any other U.S. Federal or State law. No event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Administrative Agent under Section 8.01(d) hereof (other than any event or condition as to which a report has been given).

               7.09 Taxes. The Company and its Subsidiaries have filed all U.S. Federal income tax returns and all other material tax returns and information statements that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and as to which adequate reserves have been set aside by the Company in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

               7.10 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               7.11 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7.12 Capitalization. The Company has heretofore delivered to the Agents a true and complete copy of the LLC Agreement. The only member of the Company on the date hereof is Iridium LLC. As of the date hereof, there are no outstanding Equity Rights with respect to the Company and there are no outstanding obligations of the Company or any of its Subsidiaries to



                       Senior Guaranteed Credit Agreement
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                                     - 35 -



repurchase, redeem, or otherwise acquire any equity interests of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

               7.13 Subsidiaries and Certain Investments. (a) Part A of Schedule III is a complete and correct list of all of the Subsidiaries of the Company as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding equity interests in such Subsidiary and (iii) the nature of the equity interests held by each such Person and the percentage of ownership of such Subsidiary represented by such equity interests. Except as disclosed in Part A of Schedule III, (i) the Company and/or one or more of its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (ii) all of such issued and outstanding equity interests are validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of equity interests of any type in, such Person.

               (b) Part B of Schedule III is a complete and correct list of all Investments (other than Permitted Investments and Investments identified in Part A of Schedule III) held by the Company or any of its Subsidiaries in any Person on the date hereof and, for each such Investment, the identity of the Person or Persons holding such Investment and the nature of such Investment.

               7.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules (other than projections) furnished in writing by or on behalf of the Company to any Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto (other than projections), when taken as a whole (together with the Information Memorandum) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. The projections, estimates and/or pro forma financial statements furnished by or on behalf of the Company to the Agents or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Credit Documents or included herein or therein or delivered pursuant hereto or thereto, have been prepared by the Company in good faith on the basis of information and assumptions that the Company believed to be reasonable as of the date of such information. All written information furnished after the date hereof by the Company and its Subsidiaries to the Agents and the Lenders in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby will not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (in the case of projections, estimates and pro forma financial statements) will be prepared in good faith on the basis of information and assumptions believed by the Company to be reasonable as of the date of such information. There is no fact known to the Company that could reasonably be expected to result in a Material Adverse Effect that has not been disclosed herein, in the other Credit Documents or


                       Senior Guaranteed Credit Agreement
in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby. Notwithstanding anything in this Section 7.14 to the contrary, no representation is made in this Section 7.14 with respect to
Section 4 or Appendix D of the Information Memorandum.

               7.15 Year 2000. All reprogramming or replacements required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000), in and following the year 2000, of the computer systems and other equipment containing embedded microchips of the Company and its Subsidiaries, and the testing of all such systems and equipment, as so reprogrammed, are expected to be completed by the end of the third quarter of 1999, except to the extent the failure to complete such reprogramming, replacements and testing by such time could not reasonably be expected to result in a Material Adverse Effect. The cost to the Company and its Subsidiaries of such reprogramming, replacements and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries is not anticipated to result in a Material Adverse Effect.

               Section 8. Covenants of the Company. The Company covenants and agrees with the Lenders and the Agents that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

               8.01 Financial Statements, Etc. The Company shall deliver to the Administrative Agent:

               (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

               (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year and the related consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year (and accompanied by an opinion thereon of KPMG Peat Marwick LLP or other independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements



                       Senior Guaranteed Credit Agreement
        present fairly, in all material respects, the consolidated financial condition and results of operations of the Company and its Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

               (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (d) promptly after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan of the Company (which events or conditions, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect) has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice filed with or given to the PBGC by the Company or an ERISA Affiliate of the Company with respect to such event or condition):

                      (i) any reportable event, as defined in Section 4043(c) of
               ERISA and the regulations issued thereunder, with respect to a Plan of the Company, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the U.S. Tax Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the U.S. Tax Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
               Section 412(d) of the U.S. Tax Code); and any request for a waiver under Section 412(d) of the U.S. Tax Code for any Plan of the Company;

                      (ii) the distribution under Section 4041 of ERISA of a
               notice of intent to terminate any Plan of the Company or any action taken by the Company or an ERISA Affiliate of the Company to terminate any Plan of the Company (other than pursuant to Section 4041(b) of ERISA);

                      (iii) the institution by the PBGC of proceedings under
               Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan of the Company, or the receipt by the Company or any ERISA Affiliate of the Company of a notice from a Multiemployer Plan of the Company that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                      (iv) the complete or partial withdrawal from a
               Multiemployer Plan of the Company by the Company or any ERISA Affiliate of the Company that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy


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                                     - 38 -


               secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of the Company of notice from a Multiemployer Plan of the Company that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
               Section 4041A of ERISA;

                      (v) the institution of a proceeding by a fiduciary of any
               Multiemployer Plan of the Company against the Company or any ERISA Affiliate of the Company to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                      (vi) the adoption of an amendment to any Plan of the
               Company that, pursuant to Section 401(a)(29) of the U.S. Tax Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate of the Company fails to timely provide security to such Plan in accordance with the provisions of said Sections;

               (e) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken or proposes to take with respect thereto; and

               (f) from time to time such other information regarding the financial condition, operations or business of the Company or any of its Subsidiaries as any Lender (through the Administrative Agent) or any Agent may reasonably request.

The Company will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations, if any, necessary to determine whether the Company is in compliance with Sections 8.07, 8.08 and 8.09 hereof as of the end of the respective quarterly fiscal period or fiscal year. Upon receipt of any financial statement, notice or other information from the Company under this Section 8.01, the Administrative Agent shall promptly deliver a copy of the same to each of the Lenders.

        8.02 Litigation. The Company will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Authority, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings that, if adversely determined, could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Lender notice of the assertion of any environmental matter by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, could not



                       Senior Guaranteed Credit Agreement

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reasonably be expected (either individually or in the aggregate) to result in a
Material Adverse Effect.

               8.03 Existence, Etc. The Company will, and will cause each of its Subsidiaries to:

               (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses, approvals, consents and franchises, including, without limitation, all material permits, licenses and authorizations required from time to time to be obtained under applicable Environmental Laws, provided that nothing in this
        Section 8.03 shall prohibit any transaction expressly permitted under
        Section 8.05 hereof;

               (b) comply with the requirements of all applicable laws (including, without limitation, Environmental Laws), rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect;

               (c) pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which, in the opinion of the Company, adequate reserves are being maintained;

               (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, provided that nothing in this Section 8.03(d) shall prevent the Company or any of its Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and the business of any of its Subsidiaries and not disadvantageous in any material respect to the Lenders;

               (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

               (f) permit representatives of any Lender or any Agent, during normal business hours and upon reasonable notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or Agent (as the case may be).

               8.04 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to Property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.


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                                     - 40 -


               8.05 Prohibition of Fundamental Changes. The Company shall not, and shall not permit any of its Subsidiaries to, consolidate with or merge into any other Person or convey, transfer or lease its Property substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer or lease its Property substantially as an entirety to it, except that any (a) Subsidiary may enter into any such transaction with the Company, so long as the Company is the surviving entity and (b) any Subsidiary may enter into any such transaction with another Subsidiary.

               8.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

               (a) Liens in existence on the date hereof and Liens in favor of Motorola, the Company or any of its Subsidiaries;

               (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, in the opinion of the Company, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

               (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
        Section 9(e) hereof;

               (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

               (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor defects, irregularities or imperfections in title, and encumbrances and statutory Liens, that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

               (g) Liens in favor of any Governmental Authority to secure progress, advance or other payments, or pursuant to any contract, license, permit or provision of any statute;

               (h) Liens on Property existing at the time of acquisition thereof (including acquisition through merger or consolidation);


                       Senior Guaranteed Credit Agreement

               (i) bankers' Liens arising out of or with respect to the credit balance maintained by the Company in one or more deposit accounts to the extent not prohibited by Section 8.08 hereof;

               (j) Liens on Property to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such Property, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

               (k) Liens in connection with any Capital Lease Obligation not prohibited pursuant to Section 8.07 hereof;

               (l) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (k), inclusive, provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property secured by the Lien so extended, renewed or replaced (plus improvements on such Property);

               (m) Liens on Property to secure Indebtedness permitted under clauses (b) and (g) of Section 8.07 hereof; and

               (n) Liens arising in connection with the Iridium clearinghouse function (as described in Article IV of the Gateway Authorization Agreements between the investors party thereto and the Company).

               8.07 Indebtedness. The Company will not, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

               (a)  Indebtedness owing to the Lenders hereunder;

               (b) Indebtedness of the Company or any of its Subsidiaries under the Secured Credit Agreement or any guarantee referred to therein;

               (c) Indebtedness of the Company in respect of the Existing Senior Subordinated Notes, and other Indebtedness outstanding on the date hereof and identified in Schedule IV hereto;

               (d) Indebtedness of the Company or any of its Subsidiaries owing to Motorola (including, without limitation, obligations (to the extent such obligations constitute Indebtedness) of the Company in respect of
        (i) the Space System Contract effective July 29, 1993, (ii) the Operations and Maintenance Contract effective July 29, 1993, (iii) the Terrestrial Network Development Contract effective January 1, 1993 (in each of the foregoing clauses (i), (ii) and (iii) between the Company (as transferee of Iridium LLC) and Motorola and as amended and in effect from time to time) and (iv) any other agreement entered into between the Company and Motorola in connection with the Iridium Business);


                       Senior Guaranteed Credit Agreement

               (e) Indebtedness of Subsidiaries of the Company owing to the Company or to other Subsidiaries of the Company;

               (f) Indebtedness of any Person existing at the time such Person merges into or consolidates with or becomes a Subsidiary of the Company and Indebtedness secured by a Lien encumbering any Property acquired by such Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition, and Indebtedness of the Company or any of its Subsidiaries incurred to refinance Indebtedness permitted under this clause (f), provided that the amount of such Indebtedness does not exceed the amount of the Indebtedness being so refinanced; and

               (g) Indebtedness incurred after the Closing Date (including, without limitation, Indebtedness the proceeds of which are used to refinance any other Indebtedness permitted under this Section 8.07), provided that, immediately after giving effect to such incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the sum of the aggregate outstanding principal amount of such Indebtedness of the Company and its Subsidiaries under clauses (a), (b),
        (c) (other than in respect of the Existing Senior Subordinated Notes),
        (d) and this clause (g) of this Section 8.07 would not exceed $5,000,000,000.

               8.08 Investments. The Company will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments except:

               (a)  Investments outstanding on the date hereof and identified in
       Schedule III hereto;

               (b)  deposit accounts with banks;

               (c)  Permitted Investments;

               (d) Investments by the Company and its Subsidiaries in the Company and its Subsidiaries; and

               (e) other Investments in an aggregate outstanding amount not at any time exceeding $100,000,000 (measured by the amount of each such Investment as of the time such Investment is made).

               8.09 Restricted Payments. The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time, except that:

               (a) so long as no Default shall have occurred and be continuing, the Company may make distributions to Iridium LLC to enable Iridium LLC to make distributions to the members of Iridium LLC pursuant to Section 3.07(c) of the Limited Liability Company Agreement of Iridium LLC with respect to each such member's U.S. income tax liability (if any);

               (b) the Company may make any distribution to Iridium LLC to enable Iridium LLC to redeem fractional interests of its equity interests following the exercise of any




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
                                     - 43 -



        warrants, options or other rights to acquire any equity interests in Iridium LLC by the holders thereof; and

               (c) the Company may make payments of interest on the Existing Senior Subordinated Notes as (and only to the extent) required in accordance with the terms thereof (and subject to the subordination provisions applicable thereto).

               Except as expressly limited by the preceding sentence, nothing herein shall be deemed to prohibit the payment of distributions or dividends by any Subsidiary of the Company to the Company or to any other Subsidiary of the Company.

               8.10 Lines of Business. The Company will not, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the Iridium Business.

               8.11 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Company will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; or (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; provided that the Company and its Subsidiaries may enter into any such transaction not otherwise prohibited by the terms of this Agreement (i) provided for and pursuant to any agreements that the Company is or will be a party to in connection with the Iridium Business, (ii) if the monetary or business consideration arising therefrom would, in the opinion of the Company, be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration that would be obtained in a comparable transaction with a Person not an Affiliate or (iii) so long as the aggregate amount of all such transactions (other than any such permitted under clauses (i) and (ii) above) does not exceed $10,000,000 in the aggregate.

               8.12 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely (i) to repay outstanding amounts under the Existing Guaranteed Credit Agreement and the Existing Secured Credit Agreement and to pay fees and expenses relating thereto, (ii) to pay or reimburse costs relating to the Iridium Business, (iii) to pay fees and expenses payable to the Global Lead Arrangers, the Agents and the Lenders in connection with this Agreement and (iv) for other general purposes of the Company (in each case, in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations T, U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that neither any Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

               8.13 Modifications of LLC Agreement. The Company will not consent to any modification, supplement or waiver of any of the provisions of the LLC Agreement that could reasonably be likely to adversely affect the interests of the Lenders. Promptly following the execution and delivery of each modification, supplement or waiver relating to the LLC Agreement, the Company shall furnish a copy thereof to the Administrative Agent.


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
                                     - 44 -


               Section 9. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

               (a) The Company shall: (i) default in the payment of any principal of any Loan when due (whether at stated maturity or at prepayment); or (ii) default in the payment of any interest on any Loan or any fee payable by it hereunder or under any other Credit Document when due and such default shall have continued unremedied for three or more Business Days; or (iii) default in the payment of any other amount payable by it hereunder when due and such default shall have continued unremedied for fifteen or more days; or

               (b) The Company or any of its Subsidiaries shall default in the payment when due (after the expiration of applicable grace periods) of any principal of or interest on any of its other Indebtedness having an outstanding principal amount of $10,000,000 individually or in the aggregate; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

               (c) Any representation, warranty or certification made or deemed made by the Company herein (or in any modification or supplement hereto), or in any certificate furnished to any Lender or any Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (d) The Company shall default in the performance of any of its obligations under any of Sections 8.01(e) (with respect to Company Defaults only), 8.05, 8.07, 8.09 or 8.12 hereof or the first sentence of
        Section 8.13 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Administrative Agent or any Lender (through the Administrative Agent); or

               (e) A final judgment or judgments for the payment of money of $10,000,000 or more in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or


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
                                     - 45 -


               (f) Motorola or any of the Motorola Domestic Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (g) The Company, or one or more Subsidiaries which, individually or in the aggregate, have at least 10% of the assets or revenues of the Company and its Subsidiaries taken as a whole, or Motorola or any of the Motorola Domestic Subsidiaries, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U. S. Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code or (vi) take any corporate or other analogous action for the purpose of effecting any of the foregoing; or

               (h) A proceeding or case shall be commenced, without the application or consent of the Company, or one or more Subsidiaries which, individually or in the aggregate, have at least 10% of the assets or revenues of the Company and its Subsidiaries taken as a whole, or Motorola or any of the Motorola Domestic Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Subsidiary, or Motorola or such Motorola Domestic Subsidiary, as the case may be, or of all or any substantial part of its Property or
        (iii) similar relief in respect of the Company or such Subsidiary, or Motorola or such Motorola Domestic Subsidiary, as the case may be, under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary, or Motorola or such Motorola Domestic Subsidiary, as the case may be, shall be entered in an involuntary case under the U.S. Bankruptcy Code; or

               (i) Any representation, warranty or certification made or deemed made by Motorola in the Motorola Guarantee Agreement (or in any modification or supplement thereto) or herein, or in any certificate furnished to any Lender or any Agent pursuant to the provisions of the Motorola Guarantee Agreement or Section 6.01(d), 6.02 or 6.03 hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

               (j) Motorola shall default in the performance of any of its obligations under any of Sections 2, 4.01(e), 4.04, 4.05 and 4.06 of the Motorola Guarantee Agreement; or Motorola shall default in the performance of any of its other obligations in the Motorola Guarantee Agreement and such default shall continue unremedied for a period of 30 or



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                                      -46 -


        more days after notice thereof to the Company and Motorola by the Administrative Agent or any Lender (through the Administrative Agent); or

               (k) Motorola or any of the Motorola Domestic Subsidiaries shall default in the payment when due (after the expiration of applicable grace periods) of any principal of or interest on any of its Indebtedness aggregating in amount at least equal to 3% of amount of total stockholders' equity for Motorola and its consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with generally accepted accounting principles) as at the last day of the most recently completed fiscal quarter of Motorola ("Motorola's Net Worth"); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or

               (l) A final judgment or judgments for the payment of money in excess of 3% of Motorola's Net Worth (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Motorola or any of the Motorola Domestic Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Motorola or the relevant Motorola Domestic Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

               (m) Except for expiration in accordance with its terms, the Motorola Guarantee Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by Motorola; or

               (n) Motorola shall cease to be the direct or indirect, through a Wholly Owned Subsidiary, record and beneficial owner of at least 13,266,713 Class 1 Interests of Iridium LLC (as such number may be adjusted from time to time by stock splits, stock dividends, recapitalization or other similar transactions), free and clear of any Lien (other than any transfer or other restrictions relating to such interests, to the extent the same constitute Liens, arising by operation of law or under the Limited Liability Company Agreement of Iridium LLC or any shareholder or voting agreement to which Motorola or a Wholly Owned Subsidiary of Motorola is a party in respect of any such interests held by it);

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (g) or (h) of this Section 9 with respect to the Company, the Administrative Agent may and, upon request of the Majority Lenders, will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans



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                                     - 47 -



and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (g) or (h) of this Section 9 with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; provided that (x) any acceleration under clause (1) of this Section 9 shall not become effective until three Business Days after receipt of notice thereof by each of the Company and Motorola (and such notice shall be deemed rescinded if, prior to such third Business Day, any amount then due and owing hereunder (other than as a result of such acceleration) shall be paid in full and all other Events of Default then existing shall have been cured) and (y) upon payment by Motorola of the Guaranteed Obligations under, and as defined in, the Motorola Guarantee Agreement (subject to Section 2.09 thereof), the Commitments then in effect shall automatically terminate.

               Section 10.  The Agents.

               10.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes each Agent to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to such Agent by the terms of this Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Neither Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):

               (a) shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents, or shall by reason of this Agreement or any other Credit Document be a trustee for any Lender;

               (b) shall be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Credit Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

               (c) shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document; or

               (d) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or under any other document or


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                                     - 48 -


        instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               10.02 Reliance by the Agents. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Credit Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders (or, if provided herein, the Majority Revolving Lenders, the Majority Term Lenders or all of the Lenders), and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

               10.03 Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received notice from a Lender, the Company or Motorola specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 10.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

               10.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, each of Chase and Barclays Capital (and any successor acting as Administrative Agent or Documentation Agent, as the case may be) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender (if it shall be a Lender hereunder) and may exercise the same as though it were not acting as the Administrative Agent or Documentation Agent, as the case may be, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent or the Documentation Agent, as the case may be, in its individual capacity. Each of Chase and Barclays Capital (and any successor acting as Administrative Agent or Documentation Agent, as the case may be) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Administrative Agent or the Documentation Agent, as the case may be, and each of Chase and Barclays Capital (and any such successor) and its affiliates may accept fees and other consideration from the Company (and any of its Subsidiaries or Affiliates) for services in


                       Senior Guaranteed Credit Agreement
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                                     - 49 -


connection with this Agreement or otherwise without having to account for the same to the other Agent or the Lenders.

               10.05 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 11.03 hereof, but without limiting the obligations of the Company under said Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 11.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

               10.06 Non-Reliance on the Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and Motorola and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Credit Document. Neither Agent shall be required to keep itself informed as to the performance or observance by either Credit Party of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or Motorola. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder or under any of the other Credit Documents, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or Motorola (or any of their respective Subsidiaries or affiliates) that may come into the possession of such Agent or any of its affiliates.

               10.07 Failure to Act. Except for action expressly required of the Agents hereunder and under the other Credit Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

               10.08 Resignation or Removal of the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving notice thereof to the other Agent, the Lenders and the Company, and any Agent may be removed



                       Senior Guaranteed Credit Agreement
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                                     - 50 -



at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with the prior consent of the Company (which consent shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

               10.09 Modifications of the Motorola Guarantee Agreement. Except as otherwise provided in Section 11.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under the Motorola Guarantee Agreement, provided that, without the prior consent of all of the Lenders, the Administrative Agent shall not (a) amend any of Sections 2,
5.03 and 5.04 of the Motorola Guarantee Agreement or (b) release Motorola from any of its obligations under Section 2 or 5.03 thereof or otherwise agree to terminate the Motorola Guarantee Agreement (except as expressly contemplated by the terms thereof). Notwithstanding the foregoing, consent of the Lenders shall not be required in the case of any amendment to the Motorola Guarantee Agreement that increases the amount specified in Section 2.09(a) thereof in connection with any increase in Term Commitments under Section 2.03(d) hereof.

               10.10 Documentation Agent and Global Lead Arrangers. Notwithstanding anything herein to the contrary (except as provided in Section 11.12(b)), neither the Documentation Agent nor the Global Lead Arrangers, in their respective capacities as such, shall have any duties, responsibilities or liabilities whatsoever under this Agreement or the other Credit Documents.

               11.  Miscellaneous.

               11.01 Waiver. No failure on the part of any Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

               11.02 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:



                       Senior Guaranteed Credit Agreement
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                                     - 51 -


               (a)    if to the Company, to:

                      Iridium Operating LLC
                      1575 Eye Street, N.W.,
                      Suite 800
                      Washington, D.C. 20005
                      Attention:  General Counsel
                      (Telecopy No.:  (202) 408-3761);

               (b)    if to the Administrative Agent, to:

                      The Chase Manhattan Bank
                      Loan and Agency Services Group
                      1 Chase Manhattan Plaza
                      8th Floor
                      New York, New York 10081
                      Attention:  Winslowe Ogbourne
                      (Telecopy No.:  (212) 552-5700);

                      with a copy to:

                      The Chase Manhattan Bank
                      270 Park Avenue
                      New York, New York 10017
                      Attention:  Ronald Lepes/William Rottino
                      (Telecopy No.: (212) 270-2740/(212) 270-1724);

               (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

               11.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Global Lead Arrangers, the Agents and the Lenders for: (a) all reasonable out-of-pocket costs and expenses of the Global Lead Arrangers and the Agents (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to the Global Lead Arrangers and the Agents, but not including any fees or expenses for any other counsel to the Global Lead Arrangers, the Agents or the Lenders) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agents (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction


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
                                     - 52 -


contemplated thereby is consummated) and (ii) the enforcement of this Section 11.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein.

               The Company hereby agrees to indemnify each Global Lead Arranger, each Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by any Agent to any Lender), whether or not any Agent or any Lender is a party thereto, arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

               11.04 Amendments, Etc. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, Motorola and the Majority Lenders or by the Company, Motorola and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the prior written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment (including any payment under Section 2.08(b)) of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as between the Lenders or Types of Loans, without the written consent of each Lender directly affected thereby or (v) change any of the provisions of this Section 11.04 or the definition of the term "Majority Lenders" or any other provision hereof specifying the number or percentage or Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent hereunder or under any other Credit Document without the prior written consent of such Agent; and provided, further, that no increase of Term Commitments pursuant to Section 2.03(d) hereof shall be deemed to be an amendment or modification for the purposes of this Section 11.04.

               Anything in this Agreement to the contrary notwithstanding (but subject to clause (ii) of Section 2.03(d) hereof), no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Company to satisfy a condition precedent to the making of a Loan of any one Class shall be effective against the Lenders of such Class unless the Majority Lenders of such Class shall have concurred with such


                       Senior Guaranteed Credit Agreement
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                                     - 53 -


waiver or modification, and no waiver or modification of any provision of this Agreement or any other Credit Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Majority Lenders of such Class shall have concurred with such waiver or modification.

               11.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               11.06  Assignments and Participations.

               (a) The Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void).

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an affiliate of a Lender or, in the case of a Lender that is an investment fund, to another investment fund with the same investment advisor as such Lender, each of the Company and the Administrative Agent shall have consented to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment shall not be less than $5,000,000 and, after giving effect to such assignment, the assigning Lender's Commitment and Loans shall not be less than $5,000,000, in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment of Loans and/or Commitments of any Class shall be made as an assignment of a proportionate part of the assigning Lender's Loans and/or Commitments of such Class, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for such assignment (except that in the case of contemporaneous assignments to assignees that are investment funds with the same investment advisor, such fee shall be payable with respect to one assignment only), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (g) or (h) of Section 9 hereof has occurred and is continuing. Upon acceptance and recording pursuant to paragraph
(d) of this Section 11.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.01, 5.05, 5.06 and 11.03 hereof). Any assignment or transfer by a Lender of rights or obligations under


                       Senior Guaranteed Credit Agreement
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                                     - 54 -


this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 11.06.

               (c) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans of each Class owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section 11.06 and any written consent to such assignment required by paragraph (b) of this Section 11.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Credit Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Credit Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.04 hereof that affects such Participant. The Company agrees that each Participant shall be entitled to the benefits of Sections 5.01, 5.05 and 5.06 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.06; provided that a Participant shall not be entitled to receive any greater payment under Section 5.01 or 5.06 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent.


                       Senior Guaranteed Credit Agreement

               (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 11.06 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

               (g) A Lender may furnish any information concerning the Company or Motorola (or any of their respective Subsidiaries and affiliates) or the Iridium Business in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants), subject, however, to the provisions of Section 11.12(b) hereof.

               (h) Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or Motorola (or any of their respective Subsidiaries or affiliates) without the prior consent of each Lender.

               11.07 Survival. The obligations of the Company under Sections 5.01, 5.05, 5.06 and 11.03 hereof, and the obligations of the Lenders under Sections 10.05 and 11.12(b) hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment with respect to matters occurring prior to such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or any Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

               11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               11.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

               11.10 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably waives,



                       Senior Guaranteed Credit Agreement
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                                     - 56 -



to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               11.11 Waiver of Jury Trial. EACH OF THE COMPANY, THE AGENTS, THE GLOBAL LEAD ARRANGERS AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               11.12  Treatment of Certain Information; Confidentiality.

               (a) The Company acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Company or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender. The Company hereby agrees that, in the event any such services are provided to the Company or any of its Subsidiaries, each Lender providing such services is authorized to share any information delivered to such Lender by the Company and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate providing such services, provided that any such subsidiary or affiliate receiving such information agrees to be bound by the provisions of paragraph (b) below as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

               (b) Each Lender, each Agent and each Global Lead Arranger agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to restrict dissemination of any Confidential Information (as defined below) only to those of its directors, officers, employees and representatives who are involved in the evaluation of such information, and to use reasonable precautions to keep such information confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. For purposes of this Agreement, "Confidential Information" shall mean any non-public information supplied to it by the Company, including its contractors, consultants or sponsors, pursuant to this Agreement or by Motorola pursuant to the Motorola Guarantee Agreement, that is identified (in writing, in the case of written information) by the Company or Motorola, as the case may be, as being confidential at the time the same is delivered to the Lenders, the Agents or the Global Lead Arrangers, provided that nothing herein shall limit the disclosure of any such information by any Lender, Agent or Global Lead Arranger (i) after such information shall have become public (other than through a violation of this Section 11.12 by such Lender, Agent or Global Lead Arranger), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel or other experts for any of the Lenders, Agents or Global Lead Arrangers, provided that such counsel or experts shall be bound by the requirements of this Section 11.12(b) with respect to any such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, Agent or Global Lead Arranger), or to auditors or accountants, (v) to any Global Lead Arranger, any Agent or any other Lender (or to any of their respective affiliates, provided that any such disclosure to any such affiliate shall be made on a "need to


                       Senior Guaranteed Credit Agreement
know" basis only for use by such affiliates (and each of its officers, directors and employees) solely in connection with the transactions contemplated by this Agreement and each such affiliate (and each of its officers, directors and employees) shall agree (for the benefit of the Company and Motorola) to be bound to keep such information confidential on the same terms as set forth in this
Section 11.12), (vi) in connection with any litigation to which any one or more of the Lenders, the Global Lead Arrangers or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, provided that the party intending to make such disclosure shall use reasonable efforts to cooperate with the Company or with Motorola, as the case may be, to reasonably minimize the extent of any such disclosure or to obtain confidential treatment of information to be disclosed, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or
(viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender, the Company and Motorola a confidentiality agreement containing provisions substantially the same as those in this Section 11.12; provided, further, that in no event shall any Lender, Agent or Global Lead Arranger be obligated or required to return any materials furnished by the Company or Motorola hereunder or under the Motorola Guarantee Agreement, respectively, except to the extent it has agreed to do so in writing in conjunction with the receipt of such information. The obligations of any assignee that has executed a confidentiality agreement as provided above shall be superseded by this Section 11.12 on the date upon which such assignee becomes a Lender hereunder pursuant to Section 11.06(b) hereof.




                       Senior Guaranteed Credit Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Senior Guaranteed Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                   IRIDIUM OPERATING LLC

                                   By
                                      --------------------------------
                                      Name:
                                      Title:



                       Senior Guaranteed Credit Agreement

                                     LENDERS

                                     THE CHASE MANHATTAN BANK

                                     By
                                        ------------------------------
                                        Name:
                                        Title:




                       Senior Guaranteed Credit Agreement

                                        BARCLAYS BANK PLC

                                      By
                                        -----------------------------------
                                        Name:
                                        Title:



                       Senior Guaranteed Credit Agreement

                                   BANK OF AMERICA NATIONAL TRUST AND
                                   SAVINGS ASSOCIATION

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                       Senior Guaranteed Credit Agreement

                                       BANQUE NATIONALE DE PARIS

                                       By
                                         ------------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                    DRESDNER BANK AG, NEW YORK AND
                                    GRAND CAYMAN BRANCHES

                                    By
                                      --------------------------------------
                                      Name:
                                      Title:



                       Senior Guaranteed Credit Agreement

                                      ISTITUTO BANCARIO SAN PAOLO DI
                                      TORINO ISTITUTO MOBILIARE ITALIANO
                                      S.P.A. - NEW YORK BRANCH

                                      By
                                        ------------------------------------
                                        Name:
                                        Title:



                                      By
                                        ------------------------------------
                                        Name:
                                        Title:


                       Senior Guaranteed Credit Agreement

                                       TORONTO DOMINION (TEXAS), INC.

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:






                       Senior Guaranteed Credit Agreement

                                       WESTDEUTSCHE LANDESBANK
                                       GIROZENTRALE

                                       By
                                         ------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                       ABN AMRO BANK N.V.

                                       By
                                         ------------------------------
                                         Name:
                                         Title:







                       Senior Guaranteed Credit Agreement

                                         CITIBANK, N.A.

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                       COMMERZBANK AG, NEW YORK BRANCH

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                    DEUTSCHE BANK AG NEW YORK AND/OR
                                    CAYMAN ISLANDS BRANCHES

                                    By
                                      ----------------------------------
                                      Name:
                                      Title:

                                    By
                                       ---------------------------------
                                       Name:
                                       Title:




                       Senior Guaranteed Credit Agreement

                                       UBS AG, STAMFORD BRANCH

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                       By
                                         -------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                       BANCA COMMERCIALE ITALIANA - NEW
                                       YORK BRANCH

                                       By
                                         --------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                       BANCA MONTE DEI PASCHI DI SIENA

                                       By
                                         --------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                      BANCA NAZIONALE DEL LAVORO S.P.A.-
                                      NEW YORK BRANCH

                                      By
                                        ---------------------------------
                                        Name:
                                        Title:




                       Senior Guaranteed Credit Agreement

                                       BANCO DI NAPOLI S.P.A.

                                       By
                                         -----------------------------
                                         Name:
                                         Title:


                       Senior Guaranteed Credit Agreement

                                       BANK HAPOALIM B.M.

                                       By
                                         -----------------------------
                                         Name:
                                         Title:

                                       By
                                         -----------------------------
                                         Name:
                                         Title:






                       Senior Guaranteed Credit Agreement

                                       BANK OF MONTREAL

                                       By
                                         ----------------------------------
                                         Name:
                                         Title:






                       Senior Guaranteed Credit Agreement

                                     BAYERISCHE LANDESBANK
                                     GIROZENTRALE CAYMAN ISLANDS
                                     BRANCH

                                     By
                                       ---------------------------------
                                       Name:
                                       Title:

                                     By
                                       ---------------------------------
                                       Name:
                                       Title:




                       Senior Guaranteed Credit Agreement

                                    CIBC INC.

                                    By
                                      --------------------------------
                                      Name:
                                      Title:








                       Senior Guaranteed Credit Agreement

                                   COMPAGNIE FINANCIERE DE CIC ET DE
                                   L'UNION EURPOEENNE

                                   By
                                     ------------------------------------
                                     Name:
                                     Title:





                       Senior Guaranteed Credit Agreement

                                       CREDIT LYONNAIS CHICAGO BRANCH

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                       THE FIRST NATIONAL BANK OF CHICAGO

                                       By
                                         ------------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                       LANDESBANK HESSEN-THURINGEN
                                       GIROZENTRALE

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:




                       Senior Guaranteed Credit Agreement

                                       KBC FINANCE IRELAND

                                       By
                                         -----------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                       PACIFIC LIFE INSURANCE COMPANY

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                       REPUBLIC NATIONAL BANK OF NEW YORK

                                       By
                                         -----------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                       ROYAL BANK OF SCOTLAND PLC

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:






                       Senior Guaranteed Credit Agreement

                                       BANK AUSTRIA CREDITANSTALT
                                       CORPORATE FINANCE, INC.

                                       By
                                         ----------------------------------
                                         Name:
                                         Title:

                                       By
                                         ----------------------------------
                                         Name:
                                         Title:


                       Senior Guaranteed Credit Agreement

                                       THE NORTHERN TRUST COMPANY

                                       By
                                         ---------------------------------
                                         Name:
                                         Title:





                       Senior Guaranteed Credit Agreement

                                      GLOBAL LEAD ARRANGERS

                                      CHASE SECURITIES INC.,
                                       as a Global Lead Arranger


                                      By
                                        ---------------------------------
                                        Name:
                                        Title:

                                      BARCLAYS BANK PLC,
                                       as a Global Lead Arranger

                                      By
                                        ---------------------------------
                                        Name:
                                        Title:




                       Senior Guaranteed Credit Agreement

                                    ADMINISTRATIVE AGENT

                                    THE CHASE MANHATTAN BANK

                                    By
                                      -----------------------------------
                                      Name:
                                      Title:






                       Senior Guaranteed Credit Agreement

                                      DOCUMENTATION AGENT

                                      BARCLAYS BANK PLC

                                      By
                                        ------------------------------------
                                        Name:
                                        Title:





                       Senior Guaranteed Credit Agreement

                                                                      SCHEDULE I

                                   Commitments

---------------------------------------------------------------------------------------------
                                        Revolving                           Initial Term
Lenders                                 Commitments       Term Commitments  Loan Amount
-------                                 -----------       ----------------  -----------
---------------------------------------------------------------------------------------------
THE CHASE MANHATTAN BANK
---------------------------------------------------------------------------------------------
BARCLAYS BANK PLC
---------------------------------------------------------------------------------------------
BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION
---------------------------------------------------------------------------------------------
BANQUE NATIONALE DE PARIS
---------------------------------------------------------------------------------------------
DRESDNER BANK AG, NEW YORK AND GRAND
CAYMAN BRANCHES
---------------------------------------------------------------------------------------------
INSTITUTO BANCARIO SAN PAOLO DI
TORINO INSTITUTO MOBILIARE ITALIANO
S.P.A. - NEW YORK BRANCH
---------------------------------------------------------------------------------------------
TORONTO DOMINION (TEXAS), INC.
---------------------------------------------------------------------------------------------
WESTDEUTSCHE LANDESBANK GIROZENTRALE
---------------------------------------------------------------------------------------------
ABN AMRO BANK N.V.
---------------------------------------------------------------------------------------------
CITIBANK, N.A.
---------------------------------------------------------------------------------------------
COMMERZBANK AG, NEW YORK BRANCH
---------------------------------------------------------------------------------------------
DEUTSCHE BANK AG, NEW YORK BRANCH
---------------------------------------------------------------------------------------------
UBS AG, STAMFORD BRANCH
---------------------------------------------------------------------------------------------
BANCA COMMERCIALE ITALIANA - NEW YORK
BRANCH
---------------------------------------------------------------------------------------------
BANCA MONTE DEI PASCHI DI SIENA
---------------------------------------------------------------------------------------------
BANCA NAZIONALE DEL LAVORO S.P.A. -
NEW YORK BRANCH
---------------------------------------------------------------------------------------------
BANCO DI NAPOLI S.P.A.
---------------------------------------------------------------------------------------------
BANK HAPOALIM B.M.
---------------------------------------------------------------------------------------------
BANK OF MONTREAL
---------------------------------------------------------------------------------------------


                                   Schedule I

---------------------------------------------------------------------------------------------
BAYERISCHE LANDESBANK GIROZENTRALE
CAYMAN ISLANDS BRANCH
---------------------------------------------------------------------------------------------
CIBC INC.
---------------------------------------------------------------------------------------------
COMPAGNIE FINANCIERE DE CIC ET DE
L'UNION EUROPEENE
---------------------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF CHICAGO
---------------------------------------------------------------------------------------------
LANDESBANK HESSEN-THURINGEN
GIROZENTRALE
---------------------------------------------------------------------------------------------
KBC FINANCE IRELAND
---------------------------------------------------------------------------------------------
PACIFIC LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------
REPUBLIC NATIONAL BANK OF NEW YORK
---------------------------------------------------------------------------------------------
ROYAL BANK OF SCOTLAND PLC
---------------------------------------------------------------------------------------------
CREDIT LYONNAIS CHICAGO BRANCH
---------------------------------------------------------------------------------------------
BANK AUSTRIA CREDITANSTALT CORPORATE
FINANCE, INC.
---------------------------------------------------------------------------------------------
THE NORTHERN TRUST COMPANY
---------------------------------------------------------------------------------------------
                                            ------------      ------------      ------------

---------------------------------------------------------------------------------------------





                                   Schedule I

                                                                     SCHEDULE II

                                   Litigation

                               [see Section 7.03]

None








                                   Schedule II

                                                                    SCHEDULE III

                          Subsidiaries and Investments

                         [See Sections 7.13 and 8.08(a)]

                                      IOLLC

Part A - Subsidiaries

      Name of       Jurisdiction of   Holder of Equity      Nature of Equity     Percentage
    Subsidiary      Incorporation        Interests              Interests        Ownership
    ----------      -------------        ---------              ---------        ---------
  Iridium Capital   Delaware          Iridium                   Common              100%
  Corporation                         Operating LLC              Stock

  Iridium IP LLC    Delaware          Iridium                 Membership            100%
                                      Operating LLC            Interests

  Iridium           Delaware          Iridium                 Membership            100%
  Roaming LLC                         Operating LLC            Interests

  Iridium           Delaware          Iridium                   Common              100%
  Facilities                          Operating LLC              Stock
  Corporation

  Iridium          New Brunswick,     Iridium                   Common              100%
  Canada           Canada             Operating LLC              Stock
  Facilities Inc.

        The above-referenced equity interests are subject to Liens granted pursuant to (i) the Existing Secured Credit Agreement and the other Credit Documents referred to therein, and (ii) the Secured Credit Agreement and the other Credit Documents referred to therein.

Part B - Other Investments

None


                                  Schedule III

                                                                     SCHEDULE IV

                                  Indebtedness

                               [See Section 8.07]


                                              Principal Amount             Principal Amount
         Title of Agreement                     Outstanding                  Outstanding
         ------------------                   ----------------             ----------------

1.  Indenture, dated as of July 16, 1997,     $300 million                 $300 million
    relating to the Company's and
    Capital's 13% Senior Notes due 2005,
    Series A (Guaranteed by certain
    Subsidiaries), and the Notes
    thereunder

2.  Indenture, dated as of July 16, 1997,     $500 million                 $500 million
    relating to the Company's and
    Capital's  14% Senior Notes due 2005,
    Series  B (Guaranteed by certain
    Subsidiaries), and the Notes
    thereunder

3.  Indenture, dated as of October 17,        $300 million                 $300 million
    1997, relating to the Company's and
    Capital's 11 1/4% Senior Notes due
    2005, Series C (Guaranteed by certain
    Subsidiaries), and the Notes
    thereunder

4.  14  1/2% Senior Subordinated Discount     Approx. $272 million         $480.2 million (fully
    Notes Due 2006                            (accreted value)             accreted value)

5.  Indenture, dated as of May 13, 1998,      $350 million                 $350 million
    Relating to the Company's and
    Capital's 10 7/8% Senior Notes due
    2005, Series D (Guaranteed by certain
    Subsidiaries), and the Notes
    thereunder

6.  Credit Agreement, dated as of August      $271.5 million               $285 million
    21, 1996, amended, relating to the
    $275 million Motorola Guaranteed
    Credit Facility, and the Notes
    thereunder



                                   Schedule IV

7.  Existing Secured Credit Agreement,        $550 million                 $1 Billion
    and the Credit Document referred to
    therein

8.  MOU Agreements                            Unspecified                  Unspecified

9.  Motorola Guaranteed Credit                $0 (exclusive of any         $750,000,000
    Agreement                                 borrowing concurrently
                                              with a borrowing hereunder).

10. This Agreement and the other Credit       $0                           $800,000,000
    Documents (other than the Motorola
    Agreements)

11. Principal Project Documents               Unspecified                  Unspecified




                                   Schedule IV

                                                                       EXHIBIT A

                     [Form of Motorola Guarantee Agreement]

                               GUARANTEE AGREEMENT

               GUARANTEE AGREEMENT dated as of December 23, 1998 between:
MOTOROLA, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Guarantor"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions or entities party, as lenders, to the Senior Guaranteed Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

               Iridium Operating LLC, a Delaware limited liability company (the "Company"), certain lenders (each, a "Lender and, collectively, the "Lenders"), Chase Securities Inc. and Barclays Bank PLC ("Barclays Capital"), as Global Lead Arrangers (collectively, the "Global Lead Arrangers"), the Administrative Agent and Barclays Bank PLC, as Documentation Agent, are parties to the Credit Agreement (as defined below), providing, subject to the terms and conditions thereof, for loans to be made by the Lenders to the Company in an original aggregate principal amount not exceeding $750,000,000.

               To induce the Lenders to enter into the Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guarantee the Guaranteed Obligations (as hereinafter defined), subject, however, to the limitation set forth in Section 2.09 hereof. Accordingly, the parties hereto agree as follows:

               Section 1.  Definitions and Accounting Matters.

               1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in Section 1.01 or in other provisions of this Agreement to have the same meanings when used in the plural and vice versa):

                      "Attributable Debt" shall mean, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate per annum borne by the Senior Securities under, and as defined in, the Indenture dated as of October 1, 1991 between the Guarantor and Harris Trust and Savings Bank, as trustee (as such indenture shall be amended and supplemented from time to time), compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a


                          Motorola Guarantee Agreement
        penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

                      "Business Day" shall have the meaning assigned to such term in the Credit Agreement.

                      "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                      "Commitment" shall have the meaning assigned to such term in the Credit Agreement.

                      "Consolidated Net Tangible Assets" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any constituting Funded Debt by reason of their being renewable or extendible) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of the Guarantor and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

                      "Credit Agreement" shall mean the Senior Guaranteed Credit Agreement dated as of December 23, 1998 among the Company, the Lenders, the Global Lead Arrangers, the Administrative Agent and Barclays Bank PLC, as Documentation Agent, as executed and delivered by the parties thereto and in effect on the date hereof and as thereafter modified or supplemented and in effect from time to time (subject to the consent of the Guarantor to any such modification or supplement as provided in
        Section 2.10 hereof and Section 11.04 of the Credit Agreement).

                      "Debt" shall mean Indebtedness evidenced by notes, bonds, debentures or similar evidences of indebtedness for borrowed money.

                      "Dollars" and "$" shall mean lawful money of the United States of America.

                      "Environmental Laws" shall mean any and all present and future U.S. Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or



                          Motorola Guarantee Agreement
        handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

                      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                      "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in
        Section 414(b) or (c) of the U.S. Tax Code of which the Guarantor is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the U.S. Tax Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the U.S. Tax Code, described in Section 414(m) or (o) of the U.S. Tax Code of which the Guarantor is a member.

                      "Event of Default" shall have the meaning assigned to such term in the Credit Agreement.

                      "Funded Debt" shall mean all Debt having a maturity of more than 12 months from the date of the most recent balance sheet of the Guarantor and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower.

                      "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those that, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

                      "Governmental Authority" shall mean any nation or government, any state, province, territory or other political subdivision thereof, any central bank or other equivalent entity and any other agency, body, department, bureau, authority, instrumentality or other entity exercising executive, legislative, judicial, regulatory, monetary, taxing or administrative functions of or pertaining to government.

                      "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.


                          Motorola Guarantee Agreement

                      "Guaranteed Obligations" shall have the meaning assigned to such term in Section 2.01 hereof.

                      "Guarantor Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition of the Guarantor and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement.

                      "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);
        (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person (other than import letters of credit and import banker's acceptances arising in the ordinary course of such Person's business); (e) Capital Lease Obligations of such Person; and
        (f) Indebtedness of others Guaranteed by such Person.

                      "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                      "Loans" shall have the meaning assigned to such term in the Credit Agreement.

                      "Majority Lenders" shall have the meaning assigned to such term in the Credit Agreement.

                      "Material Motorola Domestic Subsidiary" shall mean, at any time, any Motorola Domestic Subsidiary that as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the SEC.

                      "Motorola Default" shall mean any Event of Default under clauses (f) through (n) of Section 9 of the Credit Agreement (but, in the case of clauses (g) and (h) thereof, only with respect to the Guarantor or any of the Motorola Domestic Subsidiaries) or any event which with notice or lapse of time or both would become such an Event of Default.

                      "Motorola Domestic Subsidiary" shall mean any Subsidiary of the Guarantor, except any such Subsidiary (a) that neither transacts any substantial business


                          Motorola Guarantee Agreement
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                                     - 5 -


        nor regularly maintains any substantial portion of its fixed assets within the United States of America or (b) which is engaged primarily in financing operations of the Guarantor or its Subsidiaries outside the United States of America.

                      "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Guarantor or any ERISA Affiliate and that is covered by Title IV of ERISA.

                      "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                      "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority.

                      "Plan" shall mean an employee benefit or other plan established or maintained by the Guarantor or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                      "Principal Property" shall mean any single parcel of real estate, manufacturing plant or warehouse owned or leased by the Guarantor or any Motorola Domestic Subsidiary which is located within the United States of America and the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or portion thereof (a) which is a pollution control or other facility financed by obligations issued by a State or local government unit and described in
        Section 141(a), 142(a)(5), 142(a)(6) or 144(a) of the U.S. Tax Code, or
        any successor provision thereof, or (b) which, in the opinion of the board of directors of the Guarantor or any duly authorized committee thereof, is not of material importance to the total business conducted by the Guarantor and its Subsidiaries as an entirety.

                      "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                      "SEC" shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to its principal functions.

                      "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more


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                                     - 6 -



        Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, in no event shall Iridium LLC be a Subsidiary of the Guarantor.

                      "U.S. Tax Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

               1.02  Accounting Terms and Determinations.

               (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent hereunder shall (unless otherwise disclosed to the Administrative Agent in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Administrative Agent hereunder (which, prior to the delivery of the first financial statements under Section 4.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in Section 3.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Administrative Agent pursuant to Section 4.01 hereof (or, prior to the delivery of the first financial statements under Section 4.01 hereof, used in the preparation of the audited financial statements as at December 31, 1997 referred to in Section 3.02 hereof) unless (i) the Guarantor shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 4.01 hereof, shall mean the audited financial statements referred to in Section 3.02 hereof).

               (b) The Guarantor shall deliver to the Administrative Agent (for distribution to the Lenders) at the same time as the delivery of any annual or quarterly financial statement under Section 4.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

               Section 2.  The Guarantee.

               2.01 The Guarantee. The Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and



                          Motorola Guarantee Agreement
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                                     - 7 -



interest on the Loans made by the Lenders to the Company and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Company under the Credit Agreement and promissory notes issued thereunder strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). In the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Guarantor hereby further agrees that if the Company shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will pay the same
(a) with respect to any amount due by acceleration under the Credit Agreement (other than in the case of an automatic acceleration with respect to clause (g) or (h) of Section 9 of the Credit Agreement), within three Business Days after the effective date of the relevant notice of acceleration as provided in clause
(x) of the proviso at the end of Section 9 of the Credit Agreement (unless such acceleration shall have been rescinded prior to the expiration of such three Business Days) and (b) otherwise, within five Business Days after written demand by the Administrative Agent to the Guarantor for the relevant amount then due in respect of the Guaranteed Obligations is received by the Guarantor (unless payment thereof shall have been made prior to the expiration of such five Business Days); provided that (i) if for any reason the Administrative Agent shall be precluded from giving a notice of acceleration under Section 9 of the Credit Agreement or making a written demand hereunder against the Guarantor, then the Guarantor shall automatically (without any notice or other action) be obligated hereunder to pay the relevant amount then due in respect of the Guaranteed Obligations within ten days after the due date thereof (unless payment thereof shall have been made or, in the event the Loans shall have been accelerated, such acceleration shall have been rescinded prior to the expiration of such ten days) and (ii) the Administrative Agent agrees that, for purposes of clause (a) above, (x) it will provide the Guarantor with a copy of each notice of acceleration under clause (1) of Section 9 of the Credit Agreement and (y) any acceleration under the Credit Agreement pursuant to such notice shall not be effective for purposes of this Agreement until three Business Days after such notice shall have been received by each of the Guarantor and the Company (and such acceleration shall be deemed rescinded if, prior to such third Business Day, the relevant amount, if any, then due in respect of the Guaranteed Obligations (other than as a result of such acceleration) shall be paid in full and all other Events of Default then existing shall have been cured).

               2.02 Obligations Unconditional. The obligations of the Guarantor under Section 2.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Credit Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 2.02 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than the demand, if any, required under Section 2.01 hereof), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Company under


                          Motorola Guarantee Agreement
the Credit Agreement or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

               2.03 Reinstatement. The obligations of the Guarantor under this
Section 2 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               2.04 Subrogation. Until (but only until) payment in full of the Guaranteed Obligations and expiration or termination of the Commitments, the Guarantor hereby agrees not to exercise any right or remedy arising by reason of its performance of its obligations under this Section 2, whether by subrogation or otherwise, against the Company or any security for any of the Guaranteed Obligations; provided that, notwithstanding the foregoing, the Guarantor shall be permitted to commence judicial proceedings against the Company to the extent (but only to the extent) necessary to avoid being barred by any relevant statute of limitations from pursuing any such right or remedy against the Company and thereafter shall take only such action in connection with such proceeding as shall be reasonably necessary to preserve such right or remedy.

               2.05 Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of the Company under the Credit Agreement may be declared to be forthwith due and payable as provided in Section 9 of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 2.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantor for purposes of said Section 2.01.

               2.06 Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 2 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

               2.07 Continuing Guarantee. The guarantee in this Section 2 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


                          Motorola Guarantee Agreement

               2.08 Notices of Default. The Administrative Agent agrees that, simultaneously with its delivery to the Company of any notice of Default (as such term is defined in the Credit Agreement), it will furnish the Guarantor with a copy of such notice; provided that any failure to provide, or any delay in providing, any such notice to the Guarantor shall not affect in any manner the obligations of the Guarantor under this Agreement (subject to Section 2.09 hereof).

               2.09 Limitation on Guarantor's Liability. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate amount payable by the Guarantor hereunder in respect of the Guaranteed Obligations (whether in respect of principal of or interest on the Loans or any other amounts payable by the Company under the Credit Agreement) shall be equal to the lesser of (a) $750,000,000 and (b) the sum of (i) the aggregate unused amount, if any, of the Commitments in effect from time to time plus (ii) the aggregate principal amount of the Loans outstanding under the Credit Agreement at such time; provided that
(A) nothing herein shall limit in any way the obligations of the Guarantor under
Section 5.03 hereof and (B) it is expressly understood and agreed that the Guaranteed Obligations may from time to time exceed the liability of the Guarantor hereunder without impairing the obligations of the Guarantor hereunder.

               2.10 Modifications to the Credit Agreement. The Administrative Agent agrees that any provision of the Credit Agreement may be modified, supplemented or waived only as provided in Section 11.04 of the Credit Agreement, and any such modification, supplement or waiver effected without the prior written consent of the Guarantor shall not be effective against the Guarantor.

               Section 3. Representations and Warranties. The Guarantor represents and warrants to the Lenders and the Administrative Agent that:

               3.01 Corporate Existence. The Guarantor and each Material Motorola Domestic Subsidiary: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and carry on its business as now being or as proposed to be conducted with, in the case of the Material Motorola Domestic Subsidiaries only, such exceptions as are not reasonably likely (either individually or in the aggregate) to have a Guarantor Material Adverse Effect; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be likely to (either individually or in the aggregate) have a Guarantor Material Adverse Effect.

               3.02 Financial Condition. The Guarantor has heretofore furnished to each of the Lenders the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at December 31, 1997 and the related statements of consolidated earnings, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick LLP, and the unaudited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of the third fiscal quarter of the Guarantor's 1998 fiscal year and the related statements of consolidated earnings, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries for the nine-month


                          Motorola Guarantee Agreement
period ended on such date. All such financial statements present fairly, in all material respects, the financial condition of the Guarantor and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and nine-month period ended on said dates (subject, in the case of such financial statements as at the end of such nine-month period to normal year-end audit adjustments), all in conformity with generally accepted accounting principles. Since December 31, 1997, there has been no material adverse change in the consolidated business, operations or financial condition taken as a whole of the Guarantor and its consolidated Subsidiaries from that set forth in said financial statements as at said date.

               3.03 Litigation. Except as disclosed in the Guarantor's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 1997 or in the Guarantor's Reports on Form 10-Q filed with the SEC for the first, second and third fiscal quarters of the Guarantor's 1998 fiscal year, each of which has been delivered to the Lenders prior to the date hereof, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Guarantor) threatened against the Guarantor or any of its Subsidiaries that, if adversely determined (either individually or in the aggregate), could reasonably be expected to have a Guarantor Material Adverse Effect.

               3.04 No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Guarantor, or any applicable law or regulation, or any agreement or instrument to which the Guarantor or any of the Material Motorola Domestic Subsidiaries is a party, or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

               3.05 Action. The Guarantor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Guarantor of this Agreement have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights.

               3.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Guarantor of this Agreement or for the legality, validity or enforceability hereof.

               3.07 ERISA. Each of the Guarantor and the ERISA Affiliates of the Guarantor has fulfilled its obligations under the minimum funding standards of ERISA and the U.S. Tax Code with respect to each Plan of the Guarantor and is in compliance in all material respects with the presently applicable provisions of ERISA and the U.S. Tax Code with respect to each such Plan, and has no existing liability (other than to make PBGC premium payments and Plan funding payments as they fall due) to the PBGC or any Plan or Multi-Employer Plan of the Guarantor.



                          Motorola Guarantee Agreement
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                                     - 11 -




               3.08 Taxes. The Guarantor and the Motorola Domestic Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Guarantor or any of the Motorola Domestic Subsidiaries, except for any such tax being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. The charges, accruals and reserves on the books of the Guarantor and the Motorola Domestic Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Guarantor, adequate.

               3.09 Investment Company Act. Neither the Guarantor nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               3.10 Public Utility Holding Company Act. Neither the Guarantor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               3.11 Environmental Matters. Each of the Guarantor and the Material Motorola Domestic Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected (either individually or in the aggregate) to have a Guarantor Material Adverse Effect.

               3.12 Year 2000. Substantially all programming required to handle all material dates and date processing (but only to the extent that such handling would otherwise be impaired by the occurrence of the year 2000), in and following the year 2000, of the Guarantor's and each of the Material Motorola Domestic Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips, and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by July 1, 1999. The expected cost to the Guarantor and the Material Motorola Domestic Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Guarantor and the Material Motorola Domestic Subsidiaries is not anticipated to have a Guarantor Material Adverse Effect.

               Section 4. Covenants of the Guarantor. The Guarantor covenants and agrees with the Lenders and the Administrative Agent that, until the payment and satisfaction in full of the Guaranteed Obligations and the expiration or termination of the Commitments of the Lenders under the Credit Agreement:

               4.01 Financial Statements, Etc. The Guarantor shall deliver to the Administrative Agent:

                      (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Guarantor, statements of consolidated earnings, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries for such period and for the period from the beginning of


                          Motorola Guarantee Agreement
        the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year (except that, in the case of such balance sheet, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a senior financial officer of the Guarantor, which certificate shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries, in each case in conformity with generally accepted accounting principles as at the end of, and for, such period (subject to normal year-end audit adjustments) (it being understood that delivery to the Lenders of the Guarantor's Report on Form 10-Q filed with the SEC shall satisfy the requirements of this Section 4.01(a) so long as the information required to be contained in such Report is substantially the same as that required under this clause (a));

                      (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, statements of consolidated earnings, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of KPMG Peat Marwick LLP, which opinion shall state that said financial statements present fairly, in all material respects, the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries as at the end of, and for, such fiscal year in conformity with generally accepted accounting principles (it being understood that delivery to the Lenders of the Guarantor's Report on Form 10-K filed with the SEC shall satisfy the requirements of this Section 4.01(b) so long as the information required to be contained in such Report is substantially the same as that required under this clause (b));

                      (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports on Forms 10-K, 10-Q and 8-K that the Guarantor shall have filed with the SEC (to the extent not already delivered to the Lenders pursuant to clauses (a) and (b) above);

                      (d) promptly upon the mailing thereof to the shareholders of the Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                      (e) promptly after the Guarantor knows or has reason to believe that any Motorola Default has occurred, a notice of such Motorola Default (and stating that such notice is a "Notice of Motorola Default") describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Guarantor has taken or proposes to take with respect thereto; and


                          Motorola Guarantee Agreement

                      (f) from time to time such other information regarding the condition, financial or otherwise, of the Guarantor or any of its Subsidiaries as any Lender (through the Administrative Agent) or the Administrative Agent may reasonably request.

               The Guarantor will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to clause (a) or (b) above, a certificate of a senior financial officer of the Guarantor to the effect that no Motorola Default has occurred and is continuing (or, if any Motorola Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Guarantor has taken or proposes to take with respect thereto). At the same time as the Guarantor furnishes any financial statement, notice or other information to the Administrative Agent under this Section 4.01, it shall provide a sufficient number of copies thereof for distribution by the Administrative Agent to each of the Lenders, and upon receipt of the same the Administrative Agent shall promptly deliver to each of the Lenders a copy of each such financial statement, notice or other information.

               4.02 Existence, Etc. The Guarantor will, and will cause each of the Material Motorola Domestic Subsidiaries to:

                      (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 4.02 shall prohibit any transaction expressly permitted under Section 4.04 hereof);

                      (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements is reasonably likely (either individually or in the aggregate) to have a Guarantor Material Adverse Effect;

                      (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which, in the opinion of the Guarantor, adequate reserves are being maintained;

                      (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, provided that nothing in this Section 4.02(d) shall prevent the Guarantor or any of the Material Motorola Domestic Subsidiaries from discontinuing such maintenance if such discontinuance is, in the judgment of the Guarantor or such Material Motorola Domestic Subsidiary, desirable in the conduct of its business and the business of any of the Material Motorola Domestic Subsidiaries and not disadvantageous in any material respect to the Lenders; and

                      (e) subject to U.S. Government restrictions, permit representatives of any Lender or the Administrative Agent, during normal business hours and upon reasonable notice, to examine or inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be) so long as any such examination or inspection


                          Motorola Guarantee Agreement
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                                     - 14 -



        shall not unreasonably interfere with the operations of the Guarantor and the Material Motorola Domestic Subsidiaries.

               4.03 Insurance. The Guarantor will, and will cause each of the Material Motorola Domestic Subsidiaries to, maintain insurance with financially sound and reputable insurance companies (or through self-insurance programs so long as such self-insurance is administered in accordance with sound business practices), and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

               4.04  Prohibition of Fundamental Changes.

               (a) The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its Property substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor or convey, transfer or lease its Property substantially as an entirety to the Guarantor, unless:

               (i) in case the Guarantor shall consolidate with or merge into another Person or convey, transfer or lease its Property substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the Property of the Guarantor substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an instrument in writing, executed and delivered to the Administrative Agent in form satisfactory to the Majority Lenders, the due and punctual payment of the Guaranteed Obligations and all other amounts payable by the Guarantor to the Administrative Agent and the Lenders hereunder and the performance or observance of every covenant of this Agreement on the part of the Guarantor to be performed or observed;

               (ii) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor or any Subsidiary of the Guarantor or any other successor Person as a result of such transaction as having been incurred by the Guarantor or such Subsidiary or such successor Person at the time of such transaction, no Motorola Default shall have happened and be continuing;

               (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, Property of the Guarantor would become subject to a Lien which would not be permitted by this Agreement, the Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the payment of the Guaranteed Obligations and all other amounts payable by the Guarantor to the Administrative Agent and the Lenders hereunder equally and ratably with (or prior to) all Debt secured thereby; and

               (iv) the Guarantor has delivered to the Administrative Agent a certificate of a senior officer of the Guarantor and a written opinion of counsel (who may be counsel to


                          Motorola Guarantee Agreement
        the Guarantor and who shall be acceptable to the Majority Lenders), each stating that such consolidation, merger, conveyance, transfer or lease and all conditions precedent herein provided for relating to such transaction have been complied with.

               (b) Upon any consolidation of the Guarantor with, or merger of the Guarantor into any other Person or any conveyance, transfer or lease of the Property of the Guarantor substantially as an entirety in accordance with clause
(i) of paragraph (a) above, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Agreement with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement.

               4.05 Limitation on Liens. The Guarantor will not itself, and will not permit any Motorola Domestic Subsidiary to, incur, issue, assume, or guarantee any Debt secured by any Lien on any Principal Property of the Guarantor or any Motorola Domestic Subsidiary, or any shares of stock of or Debt of any Motorola Domestic Subsidiary without effectively providing that all amounts payable by the Guarantor to the Administrative Agent and the Lenders hereunder (together with, if the Guarantor shall so determine, any other Debt of the Guarantor or such Motorola Domestic Subsidiary then existing or thereafter created which is not subordinate to the payment of the Guaranteed Obligations and all other amounts payable by the Guarantor to the Administrative Agent and the Lenders hereunder) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Guarantor and the Motorola Domestic Subsidiaries in respect of Sale and Leaseback Transactions (as defined in Section 4.06 hereof) would not exceed 5% of the Consolidated Net Tangible Assets; provided, however, that this Section 4.05 shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

                      (a) Liens on Property (including any shares of stock or Debt) of any Person which are existing at the time such Person becomes a Motorola Domestic Subsidiary or at the time it is merged into or consolidated with the Guarantor or any Motorola Domestic Subsidiary;

                      (b) Liens in favor of the Guarantor or any Motorola Domestic Subsidiary;

                      (c) Liens in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

                      (d) Liens on Property (including shares of stock or Debt) existing at the time of acquisition thereof (including acquisition through merger or consolidation);

                      (e) Liens on Property (including shares of stock or Debt) to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such


                          Motorola Guarantee Agreement

        Property, the completion of any construction or the commencement of full operation, for the purpose of financing all or any part of the purchase price or construction cost thereof;

                      (f) Liens on shares of capital stock of Space Systems License, Inc.; and

                      (g) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) to (f), inclusive; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the same Property secured by the Lien extended, renewed or replaced (plus improvements on such Property).

               4.06 Limitation on Sales and Leasebacks. The Guarantor will not itself, and it will not permit any Motorola Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Guarantor or any Motorola Domestic Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Guarantor or a Motorola Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Property which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Guarantor or such Motorola Domestic Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property (herein referred to as a "Sale and Leaseback Transaction") unless either:

                      (a) the Guarantor or such Motorola Domestic Subsidiary could create Debt secured by a Lien pursuant to Section 4.05 on the Principal Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the payment of the Guaranteed Obligations and all other amounts payable by the Guarantor to the Administrative Agent and the Lenders hereunder, or

                      (b) the Guarantor, within 120 days after the sale or transfer shall have been made by the Guarantor or by a Motorola Domestic Subsidiary, applies an amount not less than the greater of (i) the net proceeds of the sale of the Principal Property leased pursuant to such arrangement or (ii) the fair market value of the Principal Property so leased at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Guarantor, its Vice Chairman of the Board, its President, any elected Vice President of the Guarantor and its Treasurer) to the retirement of Funded Debt of the Guarantor; provided that the amount to be applied to the retirement of Funded Debt of the Guarantor shall be reduced by the principal amount of Funded Debt voluntarily retired by the Guarantor within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

               4.07 Certain Undertakings Relating to the Credit Agreement. The Guarantor hereby acknowledges and agrees that, as provided in Section 6.03 of the Credit Agreement, each notice of borrowing given by the Company under the Credit Agreement shall constitute a certification by the Guarantor to the effect set forth in clauses (c) and (d) of the first sentence of


                          Motorola Guarantee Agreement
said Section 6.03, both as of the date of such notice and, unless the Guarantor otherwise notifies the Administrative Agent prior to the date of such borrowing, as of the date of such borrowing, and that the Administrative Agent and the Lenders are entitled to rely (without further inquiry of the Guarantor or otherwise) on each such notice of borrowing (and such certification of the Guarantor deemed to be made therein) as if such certification were given to the Administrative Agent directly in writing by the Guarantor in connection with such borrowing.

               Section 5.  Miscellaneous.

               5.01 No Waiver. No failure on the part of the Administrative Agent or any Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

               5.02 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied or delivered to the intended recipient (i) in the case of the Guarantor, at the "Address for Notices" specified beneath its name on the signature pages hereof or (ii) in the case of the Administrative Agent, at the address specified in Section 11.02 of the Credit Agreement; or, as to either party, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

               5.03 Expenses. The Guarantor agrees to reimburse each of the Lenders and the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Lenders and the Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (a) any default by the Guarantor in the performance of any of its obligations hereunder and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (ii) judicial or regulatory proceedings and (iii) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (b) the enforcement of this Section 5.03.

               5.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Administrative Agent (with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement). Any such amendment or waiver shall be binding upon the Administrative Agent and each Lender, each holder of any of the Guaranteed Obligations and the Guarantor.

               5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor, the Administrative Agent, the Lenders and each holder of any of the Guaranteed Obligations (provided, however, that the Guarantor shall not assign or transfer any of its rights or obligations hereunder without the prior


                          Motorola Guarantee Agreement
written consent of the Administrative Agent (acting with the consent of the Lenders as specified in Section 10.09 of the Credit Agreement)).

               5.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

               5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

               5.08 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York. The Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               5.09 Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT (ON BEHALF OF ITSELF AND THE LENDERS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               5.10 Agents and Attorneys-in-Fact. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

               5.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

               5.12  Treatment of Certain Information; Confidentiality.

               (a) The Guarantor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Guarantor or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender. The Guarantor hereby agrees that, in the


                          Motorola Guarantee Agreement
event any such services are provided to the Guarantor or any of its Subsidiaries, each Lender providing such services is authorized to share any information delivered to such Lender by the Guarantor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into the Credit Agreement, to any such subsidiary or affiliate providing such services, provided that any such subsidiary or affiliate receiving such information agrees to be bound by the provisions of paragraph (b) below as if it were a Lender. Such authorization shall survive the repayment of the Loans and the termination of the Commitments.

               (b) By accepting the benefits of this Agreement, each Lender, each Agent and each Global Lead Arranger agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to restrict dissemination of any Confidential Information (as defined below) only to those of its directors, officers, employees and representatives who are involved in the evaluation of such information, and to use reasonable precautions to keep such information confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices. For purposes of this Agreement, "Confidential Information" shall mean any non-public information supplied to it by the Guarantor pursuant to this Agreement, that is identified (in writing, in the case of written information) by the Guarantor as being confidential at the time the same is delivered to the Lenders, the Agents or the Global Lead Arrangers, provided that nothing herein shall limit the disclosure of any such information by any Lender, Agent or Global Lead Arranger (i) after such information shall have become public (other than through a violation of this Section 5.12 by such Lender, Agent or Global Lead Arranger), (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel or other experts for any of the Lenders, Agents or Global Lead Arrangers, provided that such counsel or experts shall be bound by the requirements of this Section 5.12(b) with respect to any such information, (iv) to bank examiners (or any other regulatory authority having jurisdiction over any Lender, Agent or Global Lead Arranger), or to auditors or accountants, (v) to any Global Lead Arranger, any Agent or any other Lender (or to any of their respective affiliates), provided that any such disclosure to any such affiliate shall be made on a "need to know" basis only for use by such affiliate (and each of its officers, directors and employees) solely in connection with the transactions contemplated by this Agreement and each such affiliate (and each of its officers, directors and employees) shall agree (for the benefit of the Guarantor) to be bound to keep such information confidential on the same terms as set forth in this Section 5.12), (vi) in connection with any litigation to which any one or more of the Lenders, the Global Lead Arrangers or the Agents is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Credit Document, provided that the party intending to make such disclosure shall use reasonable efforts to cooperate with the Guarantor to reasonably minimize the extent of any such disclosure or to obtain confidential treatment of information to be disclosed, (vii) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (viii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender, the Guarantor and the Company a confidentiality agreement containing substantially the same provisions as those in this Section 5.12 (or executes and delivers to such Lender, the Guarantor and the Company an acknowledgement to the effect that it is bound by the provisions of this Section 5.12(b)); provided, further, that in no event shall any Lender, Agent or Global Lead Arranger be obligated or required to return any materials furnished by the Guarantor hereunder



                          Motorola Guarantee Agreement
except to the extent it has agreed to do so in writing in conjunction with the receipt of such information. The obligations of any assignee that has executed a confidentiality agreement as provided above shall be superseded by this Section
5.12 with respect to the matters covered hereby on the date upon which such assignee becomes a Lender pursuant to Section 11.06(b) of the Credit Agreement.





                          Motorola Guarantee Agreement

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                    GUARANTOR

                                    MOTOROLA, INC.

                                    By
                                       ------------------------
                                       Name:
                                       Title:

                                    Address for Notices:

                                    Motorola, Inc.
                                    Corporate Offices
                                    1303 East Algonquin Road
                                    Schaumburg, Illinois  60196

                                    Attention:  Treasurer

                                    Telecopier No.:  847-576-4768
                                    Telephone No.:   847-576-4994

                                    with copies to:

                                    Motorola, Inc.
                                    Corporate Offices
                                    1303 East Algonquin Road
                                    Schaumburg, Illinois 60196

                                    Attention: Corporate Secretary

                                    Telecopier No.: 847-576-2818
                                    Telephone No.: 847-576-5008

                                    and

                                    Motorola, Inc.
                                    2501 S. Price Road
                                    Chandler, AZ 85248

                                    Attention: Vice President - Law Department,
                                                 Iridium Matters

                                    Telecopier No.: 602-732-3188
                                    Telephone No.: 602-732-3187




                          Motorola Guarantee Agreement

                                    ADMINISTRATIVE AGENT

                                    THE CHASE MANHATTAN BANK,
                                      as Administrative Agent

                                    By
                                       ------------------------
                                       Name:
                                       Title:




                          Motorola Guarantee Agreement

                                                                       EXHIBIT B

                   [Form of Opinion of Counsel to the Company]

                                                          December 23, 1998

To:     The Chase Manhattan Bank,
          As Administrative Agent

        Chase Securities Inc.,
          As a Global Lead Arranger
          and Joint Book Manager

        Barclays Bank PLC,
          As a Global Lead Arranger
          and Joint Book Manager and
          as Documentation Agent

        And the Lenders signatory to
          the Credit Agreement,
          c/o  The Chase Manhattan Bank
               270 Park Avenue
               New York, New York 10017.

Ladies and Gentlemen:

               We have acted as counsel to Iridium Operating LLC, a Delaware limited liability company (the "Company"), in connection with the Senior Guaranteed Credit Agreement (the "Credit Agreement"), dated as of December 23, 1998, among the Company and you. Capitalized terms used herein which are not otherwise defined have the meanings assigned to such terms in the Credit Agreement. This opinion is being delivered to you pursuant to Section 6.01(e) of the Credit Agreement.

               In our capacity as counsel to the Company, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for purposes of this opinion. Upon the basis of such examination, it is our opinion that:

               (1) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

               (2) Each of the Credit Agreement and each promissory note of the Company issued on the date hereof to the Lenders set forth on Annex A (collectively with the




               Opinion of Special New York Counsel to the Company

The Chase Manhattan Bank
Chase Securities Inc.
Barclays Bank PLC
And the Lenders signatory
to the Credit Agreement                  - 2 -



        Credit Agreement, the "Loan Documents") has been duly authorized, executed and delivered and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (3) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the State of New York for the execution and delivery to you of the Loan Documents, and for the borrowing by the Company from the Lenders under the Credit Agreement, have been obtained or made.

               (4) The execution and delivery by the Company of the Loan Documents does not, and the performance by the Company of its obligations under the Loan Documents will not,

                      (a) violate the Limited Liability Company Agreement of
               Iridium Operating LLC, dated December 18, 1997, entered into by Iridium LLC,

                      (b) result in a default under or breach of, require any
               consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, or result in the creation or imposition of any Lien upon any Property of the Company pursuant to the terms of, any of the agreements listed in Annex B to this opinion,

                      (c) violate any arbitral award, order, writ, injunction or decree of any court or governmental authority of the United States or any state thereof of which we have knowledge, or

                      (d) violate any Federal law of the United States or law of the State of New York applicable to the Company;

        provided, however, that, for the purposes of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, laws governing the solicitation of deposits and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as performance by the Company of its obligations under the Loan Documents is concerned, we express no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights[, or as to the Securities Act of 1933, as amended, or the securities or blue sky laws of the various states].


               Opinion of Special New York Counsel to the Company

The Chase Manhattan Bank
Chase Securities Inc.
Barclays Bank PLC
And the Lenders signatory
to the Credit Agreement                  - 3 -


               (5) To the best of our knowledge, and other than as set forth in
        Schedule II to the Credit Agreement, there are no legal, governmental or arbitral proceedings in the United States or any state thereof pending to which the Company is a party or of which any property of the Company is the subject which could reasonably be likely to have a Material Adverse Effect.

               (6) The Company is not an "investment company" or an entity "controlled" by a company registered as an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               (7) The Company is not a "holding company", or an "affiliate" of a company registered as a "holding company" or a "subsidiary company" of a company registered as a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

               In connection with our opinion in paragraph (2) above, we express no opinion regarding (i) the enforceability of Section 11.03 of the Credit Agreement as it may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (ii) Section 4.07(c) of the Credit Agreement, (iii) the second sentence of Section 11.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Loan Documents or any transaction contemplated thereby, (iv) the waiver of inconvenient forum set forth in Section 11.10 of the Credit Agreement (and any similar provisions in any of the other Documents) with respect to proceedings in the United States District Court for the Southern District of New York, and (v) the enforceability of provisions in the Credit Agreement to the effect that terms may not be waived or modified except in writing which may be limited under certain circumstances. We express no opinion as to the effect of any Federal or state communications law, including, without limitation, the Communications Act of 1934, as amended. In addition, we express no opinion as to the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit.

               The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the Delaware Limited Liability Company Act and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

               With your approval, we have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be


               Opinion of Special New York Counsel to the Company

The Chase Manhattan Bank
Chase Securities Inc.
Barclays Bank PLC
And the Lenders signatory
to the Credit Agreement                  - 4 -





responsible, and we have assumed that the Credit Agreement has been duly authorized, executed and delivered by all parties thereto, other than the Company, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

               This letter is provided to you by us in our capacity as counsel for the Company, and the opinions contained in this letter may not be relied upon by any Person other than you and any of your assignees pursuant to Section
11.06 of the Credit Agreement or by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                                   Very truly yours,


               Opinion of Special New York Counsel to the Company

                                     Annex A

                    [Lenders to which the notes were issued]

                                Promissory Notes

         Payable to                                        Principal Amount
         ----------                                        ----------------








               Opinion of Special New York Counsel to the Company

Annex B

Space System Contract between Iridium LLC and Motorola, Inc. effective July 29, 1993, as amended and conformed on September 12, 1995 and Amendment No. 6 thereto, dated as of August 16, 1996

Operations & Maintenance Contract between Iridium LLC and Motorola, Inc. effective July 29, 1993, as amended and conformed on September 12, 1995 and Amendment No. 6 thereto, dated as of August 16, 1996

Terrestrial Network Development Contract between Iridium LLC and Motorola, Inc. effective January 1, 1993, as amended and conformed on March 25, 1996 and Amendment No. 2 thereto, dated as of August 16, 1996

14 1/2% Senior Subordinated Discount Notes Due 2006 of the Company

Second Amended and Restated Agreement Regarding Guarantee among Iridium LLC, the Company and Motorola, Inc. dated as of December 23, 1998

Third Amended and Restated Memorandum of Understanding among the Company, Motorola, Inc. and Iridium LLC, dated as of December 23, 1998

Management Services Agreement among the Company, Iridium LLC and Iridium World Communications Ltd., as amended and restated on December 18, 1997

Senior Secured Credit Agreement among the Company, Chase Securities Inc., Barclays Bank PLC, The Chase Manhattan Bank as Administrative Agent, Barclays Bank PLC as Documentation Agent and the Lenders thereunder, dated December 23, 1998

Indenture among Iridium LLC, Capital, Roaming, IP and State Street Bank and Trust Company, as Trustee (the "Trustee"), providing for the issuance of up to $300,000,000 aggregate principal amount of 13% Senior Notes Due 2005, dated as of July 16, 1997 (the "Series A Note Indenture")

First Series A Note Supplemental Indenture made by and among Iridium LLC, the Company, Capital, Roaming, IP and the Trustee, dated as of December 18, 1997, supplementing the Series A Note Indenture

Second Series A Note Supplemental Indenture made by and among Facilities, the Company, Capital and the Trustee, dated as of February 27, 1998, supplementing the Series A Note Indenture

Indenture among Iridium LLC, Capital, Roaming, IP and the Trustee, providing for the issuance of up to $500,000,000 aggregate principal amount of 14% Senior Notes Due 2005, Series B, dated as of July 16, 1997 (the "Series B Note Indenture")


               Opinion of Special New York Counsel to the Company

The Chase Manhattan Bank
Chase Securities Inc.
Barclays Bank PLC
And the Lenders signatory
to the Credit Agreement                  - 2 -


First Series B Note Supplemental Indenture made by and among Iridium LLC, the Company, Capital, Roaming, IP and the Trustee, dated as of December 18, 1997, supplementing the Series B Note Indenture

Second Series B Note Supplemental Indenture made by and among Facilities, the Company, Capital and the Trustee, dated as of February 27, 1998, supplementing the Series B Note Indenture

Indenture among Iridium LLC, Capital, Roaming, IP and the Trustee, providing for the issuance of up to $300,000,000 aggregate principal amount of 11 1/4% Senior Notes Due 2005, Series C, dated as of July 16, 1997 (the "Series C Note Indenture")

First Series C Note Supplemental Indenture made by and among Iridium LLC, the Company, Capital, Roaming, IP and the Trustee, dated as of December 18, 1997, supplementing the Series C Note Indenture

Second Series C Note Supplemental Indenture made by and among Facilities, the Company, Capital and the Trustee, dated as of February 27, 1998, supplementing the Series C Note Indenture

Indenture among the Company, Capital, Roaming, IP, Facilities and the Trustee providing for the issuance of up to $350,000,000 aggregate principal amount of [__%] Senior Notes Due 2005, Series D, dated as of May 13, 1998


               Opinion of Special New York Counsel to the Company

                                                                     EXHIBIT C-1

               [Form of Opinion of Corporate Counsel of Motorola]

                                                   December 23, 1998

To:     The Lenders party to the
          Credit Agreement referred to
          below

        Chase Securities Inc. and
          Barclays Bank PLC, as
          Global Lead Arrangers,

        The Chase Manhattan Bank, as
          Administrative Agent, and

        Barclays Bank PLC, as
          Documentation Agent

Ladies and Gentlemen:

               I am a [Title] of Motorola, Inc., a Delaware corporation ("Motorola") and have acted as counsel to Motorola in connection with the Guarantee Agreement (the "Motorola Guarantee Agreement") dated as of December 23, 1998 between Motorola and The Chase Manhattan Bank, as Administrative Agent for the lenders party to the Credit Agreement (as defined therein), providing for loans to be made by said lenders to Iridium Operating LLC, a Delaware limited liability company (the "Company"), in an aggregate original principal amount not to exceed $750,000,000. Terms defined in the Motorola Guarantee Agreement are used herein as defined therein. This opinion is being delivered pursuant to Section 6.01(f) of the Credit Agreement.

               In rendering the opinions expressed below, I have examined the Motorola Guarantee Agreement and such corporate records of Motorola and such other documents as I have deemed necessary as a basis for the opinions expressed below.

               In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied upon statements of governmental officials and upon representations made in or pursuant to the Motorola Guarantee Agreement and certificates of appropriate representatives of Motorola.

               In rendering the opinions expressed below, I have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to Motorola):



                    Opinion of Corporate Counsel of Motorola

                             (i) such documents have been duly authorized by,
                      have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                             (ii) all signatories to such documents have been
                      duly authorized; and

                             (iii) all of the parties to such documents are duly
                      organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

               Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as I have deemed necessary as a basis for the opinions expressed below, I am of the opinion that:

                      1. Motorola is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                      2. Motorola has all requisite corporate power to execute and deliver, and to perform its obligations under, the Motorola Guarantee Agreement.

                      3. The execution, delivery and performance by Motorola of the Motorola Guarantee Agreement have been duly authorized by all necessary corporate action on the part of Motorola.

                      4. The Motorola Guarantee Agreement has been duly executed and delivered by Motorola.

                      5. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of Illinois is required on the part of Motorola for the execution, delivery or performance by it of the Motorola Guarantee Agreement.

                      6. The execution, delivery and performance by Motorola of, and the consummation by Motorola of the transactions contemplated by, the Motorola Guarantee Agreement do not and will not (a) violate any provision of its charter or by-laws, (b) violate any applicable law, rule or regulation, (c) violate any order, writ, injunction or decree of any court or governmental authority or agency or any arbitral award of which I have knowledge (after reasonable inquiry) applicable to Motorola or any of the Material Motorola Domestic Subsidiaries or (d) result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to the terms of, any agreement or instrument of which I have knowledge (after reasonable inquiry) to which Motorola or any of the Material Motorola Domestic Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or result in the creation or imposition of any Lien upon any Property of Motorola pursuant to, the terms of any such agreement or instrument.


                    Opinion of Corporate Counsel of Motorola

                      7. Except as disclosed in Motorola's Report on Form 10-K filed with the SEC for fiscal year ended December 31, 1997 and in Motorola's Reports on Form 10-Q filed with the SEC for the first, second and third fiscal quarters for the fiscal year 1998, I have no knowledge (after reasonable inquiry) of any legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting Motorola or any of Motorola's Subsidiaries or any of their respective Properties that, if adversely determined, could reasonably be likely to have a Guarantor Material Adverse Effect.

               I have not been asked to provide an opinion, and I therefore express no opinion, as to the enforceability of provisions in the Motorola Guarantee Agreement.

               The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of Illinois, and I do not express any opinion as to the laws of any other jurisdiction.

               At the request of my client, this opinion letter is, pursuant to
Section 6.01(f) of the Credit Agreement, provided to you by me in my capacity as senior corporate counsel of Motorola and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement and the Motorola Guarantee Agreement without, in each instance, my prior written consent.

                                            Very truly yours,




                    Opinion of Corporate Counsel of Motorola

                                                                     EXHIBIT C-2

            [Form of Opinion of Special New York Counsel to Motorola]

                                                   December 23, 1998

To:     The Lenders party to the
          Credit Agreement referred to
          below

        Chase Securities Inc. and
          Barclays Bank PLC, as
          Global Lead Arrangers,

        The Chase Manhattan Bank, as
          Administrative Agent, and

        Barclays Bank PLC, as
          Documentation Agent

Ladies and Gentlemen:

        We are issuing this letter in our capacity as counsel to Motorola, Inc., a Delaware corporation (the "Guarantor" or "our Client"), in connection with the Guarantee Agreement (the "Motorola Guarantee Agreement") dated as of December 23, 1998 between the Guarantor and The Chase Manhattan Bank, as Administrative Agent for the lenders party to the Credit Agreement (as defined therein), providing for loans to be made by said lenders to Iridium Operating LLC, a Delaware limited liability company (the "Company"), in an original aggregate principal amount not to exceed $750,000,000. Terms defined in the Motorola Guarantee Agreement are used herein as defined therein. The term "Transaction Agreements" whenever it is used in this letter means the Motorola Guarantee Agreement and the Credit Agreement. This letter is being delivered pursuant to
Section 6.01(f) of the Credit Agreement.

Subject to the assumptions, qualifications, exclusions and other limitations that are identified in this letter and in the schedules attached to this letter, it is our opinion that:

        1. The Motorola Guarantee Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms.

        2. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the State of New York is required on the part



             Form of Opinion of Special New York Counsel to Motorola

December __, 1998
Page 5


of the Guarantor for the execution, delivery or performance by it of the Motorola Guarantee Agreement.

        3. The execution, delivery and performance by the Guarantor of, and the consummation by the Guarantor of the transactions contemplated by, the Motorola Guarantee Agreement do not and will not violate any presently applicable law, rule or regulation of the State of New York covered by this letter.

        4. The Guarantor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        5. The Guarantor is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Each opinion in this letter is subject to the General Qualifications that are recited in Schedule A to this letter to the extent relevant to such opinion.

        In preparing this letter we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) information contained in certificates obtained from governmental agencies;
(ii) factual information represented to be true in the Transaction Agreements; and (iii) factual information provided to us by the Guarantor, including without limitation the information set forth in a Support Certificate executed by the Guarantor. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. We have further assumed without independent verification each of the matters as to which an opinion is set forth in the opinion letter of even date herewith of [____________], [Title] of the Guarantor also counsel to the Guarantor in connection with the Motorola Guarantee Agreement, delivered to you pursuant to
Section 6.01(f) of the Credit Agreement (as to which matters we understand you are satisfied).

        While we have not conducted any independent investigation to determine facts upon which our opinions are based, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers who have had significant involvement with negotiation or preparation of the Transaction Agreements (herein called "our Designated Transaction Lawyers"): [Andrew M. Kaufman, [others]].

        Our advice on every legal issue addressed in this letter is based exclusively on such internal law of the State of New York or such federal law of the United States which, in each case, is in our experience normally applicable to general business corporations not engaged in





             Form of Opinion of Special New York Counsel to Motorola

December __, 1998
Page 6


regulated business activities and to transactions of the type contemplated between the Guarantor and the Administrative Agent in the Motorola Guarantee Agreement (but without our having made any special investigation as to any other laws), except that we express no opinion or advice as to any law (i) the violation of which would not have any material adverse effect on the Guarantor,
(ii) which might be violated by any misrepresentation or omission or a fraudulent act, or (iii) to which the Guarantor may be subject as a result of your legal or regulatory status, your sale or transfer of the Guaranteed Obligations or interests therein or your (as opposed to any other lender's) involvement in the transactions contemplated by the Transaction Documents. We advise you that some issues addressed by this letter may be governed in whole or in part by laws other than those referred to in the previous sentence, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions do not cover or otherwise address any law or legal issue which is identified in the attached Schedule C or any provision in the Motorola Guarantee Agreement of a kind identified in Schedule D. Provisions in the Motorola Guarantee Agreement which are not excluded by Schedule D or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

        Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

        This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

        This letter is delivered to you in satisfaction of the requirement of
Section 6.01(f) of the Credit Agreement and may be used by you only for that purpose. Without our written consent: (i) no person other than you (and any assignees permitted under the Credit Agreement) may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                            Very truly yours,


             Form of Opinion of Special New York Counsel to Motorola

                                   SCHEDULE A
                             GENERAL QUALIFICATIONS

        The term "General Qualifications" as used in the letter to which this Schedule A is attached ("our letter") means the Bankruptcy Exception, the Equitable Principles Limitation and the Other Common Qualifications set forth in this Schedule.

        Bankruptcy and Insolvency Exception. Each of the opinions ("our opinions") in our letter is subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws. This exception includes:

        (a) the Federal Bankruptcy Code and thus comprehends, among others, matters of turn-over, automatic stay, avoiding powers, fraudulent transfer, preference, discharge, conversion of a non-recourse obligation into a recourse claim, and limitations on ipso facto and anti-assignment clauses;

        (b) all other Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors;

        (c) state fraudulent transfer and conveyance laws; and

        (d) judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

        Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

        (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

        (b) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

        (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

        (d) requiring reasonableness in the performance and, enforcement of an agreement by the party seeking enforcement of the contract;

        (e) requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;


      Schedule A to Form of Opinion of Special New York Counsel to Motorola

        (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

        (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

        Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

        (a) limit or affect the enforcement of provisions of a contract that purport to waive, or to require waiver of, the obligations of good faith, fair dealing, diligence and reasonableness;

        (b) provide that forum selection clauses in contracts are not necessarily binding on the court(s) in the forum selected;

        (c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

        (d) provide a time limitation after which a remedy may not be enforced;

        (e) limit the right of a creditor to use force or cause a breach of the peace in enforcing rights;

        (f) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct, unlawful conduct, violation of public policy or litigation against another party determined adversely to such party;

        (g) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

        (h) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

        (i) may permit a party that has materially failed to render or offer performance required by a contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

        (j) may render a guaranty unenforceable under circumstances where a creditor's actions or failures to act or waivers, amendments or replacement of the guaranteed obligations or the related transaction agreements so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new



      Schedule A to Form of Opinion of Special New York Counsel to Motorola relationship has arisen between the creditor and the borrower that is substantially and materially different from that initially contemplated by such transaction agreements.






      Schedule A to Form of Opinion of Special New York Counsel to Motorola

                                   SCHEDULE B
                                   ASSUMPTIONS

        For purposes of the letter to which this Schedule is attached ("our letter"), we have relied, without investigation, upon each of the following assumptions:

        1. Each natural person who is executing the Motorola Guarantee Agreement on behalf of our Client has sufficient legal capacity to enter into the Motorola Guarantee Agreement.

        2. The Motorola Guarantee Agreement constitutes valid and binding obligations of the Administrative Agent and is enforceable against the Administrative Agent in accordance with its terms (subject to qualifications, exclusions and other limitations similar to those set forth in our letter).

        3. The Administrative Agent has satisfied those legal requirements that are applicable to it to the extent necessary to make the Motorola Guarantee Agreement enforceable against it.

        4. The Administrative Agent has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Motorola Guarantee Agreement against our Client.

        5. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Guarantor) on each such document are genuine.

        6. Each certificate obtained from a governmental authority relied on by us is accurate, complete and authentic and all relevant official public records to which each such certificate relates are accurate and complete.

        7. There has not been any mutual mistake of fact, fraud, duress or undue influence.

        8. The conduct of the parties to the transactions effected under the Transaction Agreements (herein called the "Transactions") has complied with any requirement of good faith, fair dealing and conscionability.

        9. You have acted in good faith and without notice of any defense against the enforcement of any rights created by the Transaction Agreements.

        10. There are no agreements or understandings among the parties to the Transaction Agreements, written or oral, and there is no usage of trade or course of prior dealing among such parties that would, in either case, define, supplement or qualify the terms of the Transaction Agreements.



      Schedule B to Form of Opinion of Special New York Counsel to Motorola

        11. All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, in each of the jurisdictions upon whose law our opinions are based are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in that jurisdiction, and are in a format that makes legal research reasonably feasible.

        12. The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue.

        13. All parties to the Transaction Agreements will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Transaction Agreements.



      Schedule B to Form of Opinion of Special New York Counsel to Motorola

                                   SCHEDULE C
                          EXCLUDED LAW AND LEGAL ISSUES

        None of the opinions or advice contained in the letter to which this
Schedule is attached (herein called "our letters") covers or otherwise addresses any of the following legal issues:

        1. Federal securities laws and regulations administered by the Securities and Exchange Commission, state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

        2. Federal Reserve Board margin regulations;

        3. pension and employee benefit laws and regulations (e.g., ERISA);

        4. Federal and state antitrust and unfair competition laws and regulations;

        5. Federal laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act);

        6. Federal and state laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as a certificate of merger;

        7. compliance with fiduciary duty requirements;

        8. the statues and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions and judicial decisions to the extent that they deal with any of the foregoing;

        9. fraudulent transfer and fraudulent conveyance laws;

        10. Federal and state racketeering laws and regulations (e.g., RICO);

        11. Federal and state laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

        12. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

        13. the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose; and

        14. the effect of any law, regulation or order which hereafter becomes effective.


      Schedule C to Form of Opinion of Special New York Counsel to Motorola

                                   SCHEDULE D
                               EXCLUDED PROVISIONS

        None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following kinds of provisions which may be contained in the Motorola Guarantee Agreement:

        1. Provisions providing for forfeitures or the recovery of amounts deemed to constitute penalties, or for liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges, and increased interest rates upon default.

        2. Waivers of (i) legal or equitable defenses, (ii) rights to damages, (iii ) rights to counterclaim or set off, (iv) statutes of limitations, (v) rights to notice, (vi) the benefits of statutory, regulatory, or constitutional rights, unless and to the extent the statute, regulation, or constitution explicitly allows waiver, (vii) broadly or vaguely stated rights, (viii) unknown future defenses and (ix) other benefits to the extent they cannot be waived under applicable law.

        3. Provisions that provide for the appointment of a receiver.

        4. Agreements to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction); provisions restricting access to courts; waiver of service of process requirements which would otherwise be applicable; and provisions otherwise purporting to affect the jurisdiction and venue of courts.

        5. Provisions which purport to award attorneys' fees solely to one party.

        6. Indemnification for negligence, willful misconduct or other wrongdoing or strict product liability or any indemnification for liabilities arising under securities laws.

        7. Provisions purporting to limit rights of third parties who have not consented thereto or purporting to grant rights to third parties.

        8. Section [2.06] of the Motorola Guarantee Agreement.


                 Opinion of Special New York Counsel to Motorola

                                                                       EXHIBIT D

                  [Form of Opinion of Special New York Counsel to the Global Lead Arrangers and the Agents]

                                            December 23, 1998

To:     The Lenders party to the
          Credit Agreement referred to
          below

        Chase Securities Inc. and
          Barclays Bank PLC, as
          Global Lead Arrangers,

        The Chase Manhattan Bank, as
          Administrative Agent, and

        Barclays Bank PLC, as
          Documentation Agent

 Ladies and Gentlemen:

               We have acted as special New York counsel to Chase Securities Inc. and Barclays Bank PLC (collectively, the "Global Lead Arrangers"), The Chase Manhattan Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), and Barclays Bank PLC, as Documentation Agent (in such capacity, the "Documentation Agent"), in connection with the Senior Guaranteed Credit Agreement dated as of December 23, 1998 (the "Guaranteed Credit Agreement") among Iridium Operating LLC, a Delaware limited liability company (the "Company"), the lenders party thereto, the Global Lead Arrangers, the Administrative Agent, and the Documentation Agent, providing for loans to be made by said lenders to the Company in an aggregate original principal amount not exceeding $750,000,000. Terms defined in the Guaranteed Credit Agreement are used herein as defined therein. In addition, as used herein, the Company and Motorola are each referred to herein individually as an "Obligor" and, collectively, as the "Obligors". This opinion letter is being delivered pursuant to Section 6.01(g) of the Guaranteed Credit Agreement.



                       Opinion of Special New York Counsel
                   to the Global Lead Arrangers and the Agents

               In rendering the opinions expressed below, we have examined the Guaranteed Credit Agreement and the Motorola Guarantee Agreement (collectively with the Guaranteed Credit Agreement, the "Credit Documents").

               In our examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

               In rendering the opinions expressed below, we have also assumed, with respect to all of the documents referred to in this opinion letter, that:

                       (i) such documents have been duly authorized by, have
               been duly executed and delivered by, and (except to the extent expressly set forth in the opinions below as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

                       (ii) all signatories to such documents have been duly
               authorized; and

                       (iii) all of the parties to such documents are duly
               organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

               Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that each of the Credit Documents constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Credit Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

               The foregoing opinions are subject to the following comments and qualifications:

                      (A) The enforceability of Section 11.03 of the Guaranteed Credit Agreement may be limited by laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

                      (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.


                       Opinion of Special New York Counsel
                   to the Global Lead Arrangers and the Agents

                      (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose, (ii) Section 4.07(c) of the Guaranteed Credit Agreement,
        (iii) Section 2.06 of the Motorola Guarantee Agreement and (iv) the second sentence of Section 11.10 of the Guaranteed Credit Agreement and the second sentence of Section 5.08 of the Motorola Guarantee Agreement, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to any of the Credit Documents.

               The foregoing opinions are limited to matters involving the Federal laws of the United States and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

               At the request of our client, this opinion letter is, pursuant to
Section 6.01(g) of the Guaranteed Credit Agreement, provided to you by us in our capacity as special New York counsel to the Global Lead Arrangers and may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Guaranteed Credit Agreement without, in each instance, our prior written consent.

                                            Very truly yours,

WJM/RJW


                       Opinion of Special New York Counsel
                   to the Global Lead Arrangers and the Agents

                                                                       EXHIBIT E

                       [Form of Assignment and Acceptance]

                            ASSIGNMENT AND ACCEPTANCE

Reference is made to the Senior Guaranteed Credit Agreement dated as of December 23, 1998 (as amended, supplemented or otherwise modified and in effect on date hereof, the "Credit Agreement") among Iridium Operating LLC, a Delaware limited liability company, the lenders named therein, the Global Lead Arrangers, The Chase Manhattan Bank, as administrative agent for such lenders and Barclays Bank PLC, as documentation agent thereunder. Terms defined in the Credit Agreement are used herein with the same meanings.

               The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with unpaid interest accrued on the assigned Loans to the Assignment Date, and the amount, if any, set forth below of the fees accrued to the Assignment Date for the account of the Assignor. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

               The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, Motorola or any of their respective Subsidiaries or the performance or observance by the Company, Motorola, any of their respective Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

               The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other person that has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own


                            Assignment and Acceptance
credit decisions in taking or not taking action under the Credit Agreement; and
(d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Credit Documents to which it is a party as are delegated to the Administrative Agent by the terms.

               This Assignment and Acceptance is being delivered to the Administrative Agent together with, if the Assignee is not already a Lender under the Credit Agreement, an administrative questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The
[Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 11.04(b) of the Credit Agreement.

               This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.


                            Assignment and Acceptance

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):


                                                                        Percentage Assigned of
                                                                        Facility/Commitment
                                                                        (set forth, to at
                                                                        least 8 decimals, as a
                                                                        percentage of the
                                                                        Facility and the
                                                                        aggregate Commitments
                                      Principal Amount                  of all Lenders
Facility                              Assigned                          thereunder
--------                              --------                          -----------------------

Commitment Assigned:                  $                                                      %

Loans:

Fees Assigned (if any):

The terms set forth above are hereby agreed to as of [_____________]:

                                            [NAME OF ASSIGNOR], as Assignor

                                            By
                                              -------------------------------
                                              Name:
                                              Title:

                                            [NAME OF ASSIGNEE], as Assignee

                                            By
                                              --------------------------------
                                              Name:
                                              Title:


                            Assignment and Acceptance

The undersigned hereby consent to the within assignment:(1)

IRIDIUM OPERATING LLC

By
  ---------------------------
  Name:
  Title:

THE CHASE MANHATTAN BANK,
  as Administrative Agent

By
  ---------------------------
  Name:
  Title:







------------------
     (1) Consents to be included to the extent required by Section 11.04(b) of the Credit Agreement.





                            Assignment and Acceptance